Exhibit 4.50

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

English Translation

Share Transfer Framework Agreement

by and among

Beijing Gamease Age Digital Technology Co., Ltd.

Changyou.com Limited

Johnny, Cao Kai

Kent, Yang Zhiyi

Justin, Long Chunyan

Liqing Zeng

Yuan Wang

Tao Liu

Jie Zhang

Ben, Meng Shuqi

Suzhou Green Pine Growth Partnership (Limited)

Shenzhen Capital Group Co., Ltd

And

Shenzhen 7Road Technology Co., Ltd.

Relating to the transfer of 68.258% equity interests in each of

Shenzhen 7Road Technology Co., Ltd and its overseas affiliate

Dated as of April 22, 2011

English Translation

Contents

I.	DEFINITIONS AND INTERPRETATIONS	4

1.1	DEFINITIONS	4
1.2	INTERPRETATIONS	8

II.	DOMESTIC SHARE TRANSFER TRANSACTION	8

2.1	DOMESTIC SHARE TRANSFER	8
2.2	DOMESTIC CONSIDERATION	8
2.3	PAYMENT OF DOMESTIC CONSIDERATION	10
2.4	DOMESTIC CLOSING	11
2.5	DOMESTIC SHARE TRANSFER AGREEMENT	12

III.	OVERSEAS SHARE TRANSFER TRANSACTION	12

3.1	OVERSEAS SHARE TRANSFER	12
3.2	OVERSEAS CONSIDERATION	12
3.3	PAYMENT OF OVERSEAS CONSIDERATION	14
3.4	OVERSEAS CLOSING	15
3.5	OVERSEAS SHARE TRANSFER AGREEMENT	16

IV.	ANTI-DILUTION AND PUT OPTION RIGHTS OF EXISTING SHAREHOLDERS	17

4.1	ANTI-DILUTION	17
4.2	PUT OPTION RIGHTS OF THE EXISTING SHAREHOLDERS	17

V.	TAX, COSTS AND EXPENSES	19

5.1	TAX LIABILITY	19
5.2	COSTS AND EXPENSES	21

VI.	CONDITIONS PRECEDENT	22

6.1	CONDITIONS FOR THE TRANSFEREE TO AGREE ON INITIAL PAYMENT AND THE DOMESTIC CLOSING	22
6.2	CONDITIONS FOR THE TRANSFEREE TO AGREE ON OVERSEAS CLOSING	25
6.3	CONDITIONS FOR THE TRANSFERORS TO AGREE ON DOMESTIC CLOSING	26
6.4	CONDITIONS FOR EXISTING SHAREHOLDERS TO AGREE ON OVERSEAS CLOSING	28

VII.	REPRESENTATIONS AND WARRANTIES OF THE TRANSFERORS/EXISTING SHAREHOLDERS	29

7.1	QUALIFICATIONS, POWERS AND RIGHTS	29
7.2	AUTHORIZATION, VALIDITY OF THIS AGREEMENT	30
7.3	BUSINESS AND OPERATION OF THE COMPANY	31
7.4	COMPLIANCE	32
7.5	ASSETS OF THE COMPANY	32
7.6	INFORMATION DISCLOSURE	33
7.7	FINANCIAL MATERIALS	33
7.8	LABOR	34
7.9	EQUITY INCENTIVE PLAN FOR EMPLOYEES	34
7.10	TAX	34
7.11	LITIGATION	34
7.12	CONSENTS	34
7.13	RELATED PARTY TRANSACTIONS	35

VIII.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	35

8.1	QUALIFICATIONS, POWERS AND RIGHTS	35
8.2	AUTHORIZATION, VALIDITY OF THIS AGREEMENT	35
8.3	NO VIOLATIONS OF LAWS AND NO DEFAULTS	36
8.4	COMPLIANCE	36

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English Translation

8.5	BUSINESS AND OPERATION OF THE COMPANY	36
8.6	INFORMATION DISCLOSURE	37
8.7	FINANCIAL MATERIALS	37
8.8	PROPERTY RIGHTS	38
8.9	LABOR	38
8.10	EQUITY INCENTIVE PLAN FOR EMPLOYEES	38
8.11	RELATED PARTY TRANSACTIONS	38
8.12	TAX	39
8.13	INTELLECTUAL PROPERTY RIGHTS	39
8.14	LITIGATION.	39
8.15	CONSENTS	39

IX.	REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE AND ITS OVERSEAS COMPANY	39

9.1	QUALIFICATIONS	39
9.2	AUTHORIZATION, VALIDITY OF THIS AGREEMENT	40
9.3	AUTHORIZATIONS	40
9.4	NO VIOLATIONS OF LAWS AND NO DEFAULTS	40
9.5	SUFFICIENCY OF CAPITAL AND CAPABILITY	41
9.6	LITIGATION	41
9.7	CONSENTS	41

X.	COVENANTS OF THE TRANSFERORS/EXISTING SHAREHOLDERS	41

10.1	PRE-DOMESTIC CLOSING COVENANTS	41
10.2	PRE-OVERSEAS CLOSING COVENANTS	43
10.3	POST-OVERSEAS CLOSING COVENANTS	45

XI.	COVENANTS OF THE COMPANY	46

11.1	PRE-DOMESTIC CLOSING COVENANTS	46
11.2	PRE-OVERSEAS CLOSING COVENANTS	48
11.3	POST-OVERSEAS CLOSING COVENANTS	48

XII.	COVENANTS OF THE TRANSFEREE/THE OVERSEAS COMPANY OF THE TRANSFEREE	48

12.1	PRE-DOMESTIC CLOSING COVENANTS	48
12.2	PRE-OVERSEAS CLOSING COVENANTS	50
12.3	POST-OVERSEAS CLOSING COVENANTS	50

XIII.	CORPORATE GOVERNANCE	51

13.1	SHAREHOLDERS MEETINGS, BOARD OF DIRECTORS, SUPERVISORS AND MANAGEMENT	51
13.2	AUDIT REPORT AND FINANCIAL STATEMENTS	51
13.3	OTHER MATTERS	51

XIV.	INDEMNIFICATION	52

14.1	INDEMNIFICATION	52
14.2	TERM OF VALIDITY	54
14.3	MINIMUM AMOUNT OF INDEMNIFICATION	54
14.4	LIMITS OF INDEMNIFICATION	54
14.5	OTHER MATTERS	55

XV.	TERMINATION	55

15.1	TERMINATION DUE TO DEFAULTS	55
15.2	TERMINATION DUE TO MATERIAL ADVERSE CHANGES AND NON-COMPLETION OF CONDITIONS	56
15.3	EFFECT OF TERMINATION	56
15.4	DELAYED INTEREST	57

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English Translation

XVI.	APPLICABLE LAW AND RESOLUTION OF DISPUTES	57

16.1	APPLICABLE LAW	57
16.2	CONSULTATION	57
16.3	ARBITRATION	57

XVII.	MISCELLANEOUS	57

17.1	REVISION AND AMENDMENT	57
17.2	NOTICE	58
17.3	EXHIBIT	61
17.4	EFFECTIVENESS	61
17.5	COUNTERPARTS	61
17.6	ALL AGREEMENTS, WITHOUT THIRD PARTY BENEFICIARIES	61
17.7	SEVERABILITY	61
17.8	NON-WAIVING OF RIGHTS	62
17.9	ASSIGNMENT	62

EXHIBIT I: DOMESTIC SHARE TRANSFER AGREEMENT		13

EXHIBIT II: OVERSEAS REORGANIZATION PLAN		14

EXHIBIT III: TRANSFER CONSIDERATION CALCULATION STANDARD		15

EXHIBIT IV: OVERSEAS SHARE TRANSFER AGREEMENT		1

EXHIBIT V: NEW ARTICLES OF ASSOCIATION		2

EXHIBIT VI: NEW SHAREHOLDERS AGREEMENT		1

EXHIBIT VII: LEGAL OPINION		2

EXHIBIT VIII: LABOR CONTRACT		3

iii

English Translation

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

Share Transfer Framework Agreement

This Share Transfer Framework Agreement (referred to as this “Agreement”) is entered into in Shenzhen City, the People’s Republic of China, on April 22, 2011 by and among:

(1)	Johnny, Cao Kai, a Chinese citizen (ID card number: *, with its address at *;

(2)	Kent, Yang Zhiyi, a Chinese citizen (ID card number: *), with its address at *;

(3)	Justin, Long Chunyan, a Chinese citizen (ID card number: *), with its address at *;

(4)	Liqing Zeng, a Chinese citizen (ID card number: *), with its address at *;

(5)	Yuan Wang, a Chinese citizen (ID card number: *), with its address at *;

(6)	Tao Liu, a Chinese citizen (ID card number: *), with its address at *;

(7)	Jie Zhang, a Chinese citizen (ID card number: *), with its address at *;

(8)	Ben, Meng Shuqi, a Chinese citizen (ID card number: *), with its address at *;

(9)	Suzhou Green Pine Growth Partnership, a limited partnership duly formed and validly existing under the Laws of the People’s Republic of China with registered address at Room 2805, International Culture Building, No. 3039, Shennan Zhonglu, Futian District, Shenzhen, China;

(10)	Shenzhen Capital Group Co., Ltd, a limited liability company duly incorporated and validly existing under the laws of the People’s Republic of China with its registered address at 11th Floor, Investment Building Hotel, No. 4009, Shennan Road, Futian District central area, Shenzhen City;

The symbol ‘ * ’ in this exhibit indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

English Translation

(11)	Beijing Gamease Age Digital Technology Co., Ltd., a limited liability company duly incorporated and validly existing under the Laws of the People’s Republic of China (referred to as the “Transferee”);

(12)	Changyou.com Limited, a company duly incorporated and validly existing under the laws of Cayman Island, with its registered address at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands; and

(13)

Shenzhen 7Road Technology Co., Ltd, a limited liability company duly incorporated and validly existing under the Laws of the People’s Republic of China, with its registered address at Unit B2-B5, 16th Floor, YanXiang Technology Building, No. 31, Gao Xin Zhong Si Road, Nan Shan District, Shenzhen City (referred to as the “Company”).

The foregoing are referred to as the “Parties” collectively or a “Party” individually.

WHEREAS:

(1) Shenzhen 7Road Technology Co., Ltd is a limited liability company duly incorporated and validly existing under the Laws of the People’s Republic of China. It was registered in Shenzhen City, the People’s Republic of China, in January 2008 with registered capital of RMB 10,000,000;

As of the date of this Agreement, the Company has ten (10) registered shareholders (referred to as the “Original Shareholders”). Their names, amount of capital contribution and shareholding percentage are as follows:

Name	Amount of capital contribution ( RMB )	Shareholding percentage
Johnny, Cao Kai	3,931,000	39.31%
Kent, Yang Zhiyi	273,000	2.73%
Justin, Long Chunyan	273,000	2.73%
Liqing Zeng	1,650,000	16.50%
Yuan Wang	1,242,000	12.42%
Tao Liu	340,000	3.40%
Jie Zhang	193,800	1.938%
Suzhou Green Pine Growth Partnership (Limited)	900,000	9.00%
Shenzhen Capital Group Co., Ltd	1,000,000	10.00%
Ben, Meng Shuqi	197,200	1.972%
Total	10,000,000	100.00%

English Translation

(3) Other Original Shareholders apart from Ben, Meng Shuqi (referred to as the “Transferors”, each as a “Transferor”) intend to transfer part of or all of their equity interests in the Company, among which, Johnny, Cao Kai intends to transfer part of his equity interests in the Company (accounting for 13.72% of all equity interests of the Company); Kent, Yang Zhiyi intends to transfer part of his equity interests in the Company (accounting for 0.64% of all the equity interests of the Company); Justin, Long Chunyan intends to transfer part of his equity interests in the Company (accounting for 0.64% of all the equity interests of the Company); Liqing Zeng, Yuan Wang, Tao Liu, Jie Zhang, Suzhou Green Pine Growth Partnership and Shenzhen Capital Group intend to transfer all of their equity interests in the Company. The aggregate equity interests intended to be transferred by the above Parties account for 68.258% of all the equity interests of the Company.

(4) The Transferee intends to purchase the equity interests to be transferred by the Transferors (accounting for 68.258% of all equity interests of the Company) as well as all the rights and interests represented thereby (referred to as the “Domestic Target Shares”);

(5) In the mean time, to realize a possible IPO (as defined in section 1.1 “Definitions”) with the Company’s asset and business, it is proposed that the Existing Shareholders (as defined in section 1.1 “Definitions”) will first incorporate a series of overseas holding companies, including the Cayman Company (as defined in section 1.1. “Definitions”), which will directly incorporate a subsidiary in the PRC (referred to as the “WFOE”). Then, the Overseas Holding Companies of the Existing Shareholders (as defined in section 1.1. “Definitions”), after their incorporation, will in aggregate transfer 68.258% of the equity interests in the Cayman Company as well as the rights and interests represented thereby (referred to as the “Overseas Target Shares”) to the Overseas Company of the Transferee (as defined in section 1.1. “Definitions”) according to the corporate structure of the Company after the completion of the transfers of the Domestic Target Shares. Then the Transferee, Existing Shareholders, WFOE and the Company will enter into a series of contractual agreements to form a structure applicable for the IPO (referred to as the “Red-chip Structure”).

English Translation

Therefore, in order to realize the purpose of the Domestic Share Transfer and the Overseas Share Transfer (each as defined in section 1.1. “Definitions”) mentioned above, and upon the consultation on the basis of equality, the Parties agree:

I.	Definitions and Interpretations

1.1	Definitions

Unless otherwise provided in this Agreement, the following terms have the respective meanings set forth below:

“7Road Group”	shall mean the Company, and any of its subsidiaries and branches. 7Road Group shall also include the Cayman Company and the WFOE provided that the WFOE has entered into the VIE Agreements with relevant parties including the Company and the Existing Shareholders, according to this Agreement, and that the Red-chip Structure has been duly created.

“Affiliate” or “Affiliates”	shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or general partnership or managing member interests, by contract or otherwise. If any person, directly or indirectly, holds more than 50% of the voting securities of any other Person, it shall be deemed as controlling such Person.

“Business Day”	shall mean a calendar day other than Saturday, Sunday or other legal holidays in the PRC.

“Cayman Company”	shall have the meaning defined in Exhibit II.

English Translation

“China” or “PRC”	shall mean the People’s Republic of China, solely for purposes of this Agreement, excluding Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Domestic Closing”	shall mean (i) either the conditions precedent stipulated in Section 6.1 and Section 6.3 are met or the conditions not met have been exempted by the Transferee or the Transferors, and (ii) the Transferors have appropriately transferred all Domestic Target Shares to the Transferee and the Transferee have paid the Domestic Consideration in full to the Transferors according to the terms and conditions provided in this Agreement.

“Domestic Share Transfer”	shall mean the transfer of the Domestic Target Shares according to this Agreement.

“Encumbrance”	shall mean the mortgage, pledge, lien, right of first refusal, and any other third party rights and interests of any nature.

“Existing Shareholders”	shall mean such Original Shareholders who will continue to hold certain equity interests of the Company upon the completion of the Domestic Share Transfer, namely Johnny, Cao Kai, Kent, Yang Zhiyi, Justin, Long Chunyan and Ben, Meng Shuqi.

“Financial Statements”	shall mean the consolidated financial statements provided by Transferors and/or the Company to the Transferee.

“Industrial and Commercial Administration”	shall mean relevant industrial and commercial administrations in charge of the Company’s registration.

“IPO”	shall mean the initial public offering and listing of shares (or any other equity based securities which can be publicly offered and listed, according to the laws and listing rules of the jurisdictions where the IPO is conducted) upon filing with or as approved by any of the following security exchanges : NASDAQ, New York Stock Exchange and The Stock Exchange of Hong Kong Ltd.

English Translation

“Management”	shall mean Johnny, Cao Kai, Ben, Meng Shuqi, Justin, Long Chunyan and Kent, Yang Zhiyi.

“Material Adverse Change”	shall mean any event, matter, situation, change, or development that causes or reasonably likely to cause Material Adverse Effect, which shall include the following three situations: (i) as for the Transferee and the Overseas Company of the Transferee, such violation, condition, change, effect or other conditions causes the failure of the Transferee and/or Overseas Company of the Transferee to fulfill its obligations under this Agreement or to carry out the transactions contemplated in this Agreement; (ii) as for the Transferors, Existing Shareholders and the Overseas Holding Companies of the Existing Shareholders, such violation, condition, change, effect or other conditions causes the failure of Transferors, Existing Shareholders or the Overseas Holding Companies of the Existing Shareholders to fulfill their obligations under this Agreement or to consummate the transactions contemplated in this Agreement; or (iii) as for the Company, such violation, condition, change, effect or other conditions, separately or collectively, causes or reasonably likely to cause Material Adverse Effect to the Company’s assets, business, financial status, operation or the operational results, taken as a whole. Such Material Adverse Effect under (iii) shall exclude: (A) violation, condition, change, effect or other conditions caused by activities conducted in strict accordance with the provisions of this Agreement, (B) changes in applicable laws and regulations (other than the changes of applicable laws and regulations resulting in the termination of business of the Company as such business becomes illegal according to such laws and regulations), (C) changes in relevant auditing rules or interpretations resulting in material impact on the Company, (D) as determined by an objective person, material effects or changes occurring in the industry or market in which the business of the Company is involved, or (E) changes in the global securities, bond or financial market or the general economic standard or political factors (including international interest rate).

English Translation

“Material Adverse Effect”	shall mean any effect materially adverse to the business, assets, prospects, operation (including finance and other aspects) or operational results of a Person, taken as a whole.

“Overseas Closing”	shall mean (i) either the conditions precedent as stipulated in Section 6.2 and Section 6.4 are met or the conditions not met have been exempted by the Transferee or the Existing Shareholders, and (ii) all of the Overseas Target Shares have been appropriately transferred to the Overseas Company of the Transferee.

“Overseas Holding Companies of the Existing Shareholders”	shall have the meaning defined in Exhibit II.

“Overseas Share Transfer”	shall mean the transfer of the Overseas Target Shares according to the provisions of this Agreement.

“Person”	shall mean natural person, partnership, corporation, limited liability company, joint stock company, trust, unincorporated enterprise, joint venture, governmental agency, or other institutions or organizations.

“Adjusted Net Profit”	shall mean the sum of net profit after tax under U.S. GAAP of the applicable year plus IPO expenses recognized in the costs or expenses of such applicable year (including but not limited to expenses of engaging intermediaries and underwriters, if applicable) plus the share-based compensation expenses recognized in the costs or expenses of such applicable year.

English Translation

“Overseas Company of the Transferee”	for the purpose of this Agreement, “Overseas Company of the Transferee” shall mean Changyou.com Limited or its designated overseas registered Affiliate that becomes the shareholder of the Cayman Company by participating in the Overseas Share Transfer.

“yuan”	shall mean Renminbi Yuan, the lawful currency of the PRC.

1.2	Interpretations

(a)	Unless otherwise provided, all references herein to Articles and Sections, shall be deemed to refer to Articles and Sections of or to this Agreement, as applicable.

(b)	The words “include,” “includes,” and “including” shall be deemed to be followed by “without limitation” or “but not limited to.”

(c)	References herein to one Party to this Agreement, or any other agreements or documents, shall include the successors or permitted assignees of such Party.

II.	Domestic Share Transfer Transaction

2.1	Domestic Share Transfer

Subject to the terms and conditions of this Agreement, the Transferors agree to sell the Domestic Target Shares to the Transferee at the price as provided in Section 2.2, and the Transferee agrees to purchase the said shares.

2.2	Domestic Consideration

(a)	The Parties agree that the Transferee shall pay in aggregate 68,258,000 U.S. dollars in cash as consideration for the Domestic Share Transfer to the Transferors (referred to as the “ Domestic Consideration”) and each of the Transferors shall accept its portion in the Domestic Consideration on a pro rata basis (i.e. for each Transferor, based on the proportion of the equity interests to be transferred by it to all Domestic Target Shares):

Johnny, Cao Kai will receive 13,720, 000 U.S. dollars in total paid by the Transferee.

English Translation

Kent, Yang Zhiyi will receive 640,000 U.S. dollars in total paid by the Transferee.

Justin, Long Chunyan will receive 640,000 U.S. dollars in total paid by the Transferee.

Liqing Zeng will receive 16,500,000 U.S. dollars in total paid by the Transferee.

Yuan Wang will receive 12,420,000 U.S. dollars in total paid by the Transferee.

Tao Liu will receive 3,400,000 U.S. dollars in total paid by the Transferee.

Jie Zhang will receive 1,938,000 U.S. dollars in total paid by the Transferee.

Suzhou Green Pine Growth Partnership will receive 9,000,000 U.S. dollars in total paid by the Transferee.

Shenzhen Capital Group will receive 10,000,000 U.S. dollars in total paid by the Transferee.

The Parties confirm and agree that the aforesaid Domestic Consideration shall be paid in accordance with Section 2.3 of this Agreement by the Transferee in equivalent Renminbi, according to the middle exchange rate of Renminbi against U.S. dollar quoted by the People’s Bank of China as of the date of each payment. Nevertheless, as for the Domestic Consideration, such exchange rate of Renminbi against U.S. dollar shall not be less than 6:1.

The Parties confirm and agree that the Domestic Consideration has included the consideration for any and all undistributed profits of the Company corresponding to the Domestic Target Shares up to the Domestic Closing Date (as defined in section 1.1. “Definitions”). The Transferors may not further request the distribution of any profits of the Company in terms of the Domestic Target Shares.

English Translation

(b)	The amount of the Domestic Consideration provided in Section 2.2 of this Agreement shall be subject to the related tax laws and regulations of the PRC governing the Transferee as a payer, and the Transferee shall accordingly withhold related individual income tax.

2.3	Payment of Domestic Consideration

The Parties agree that the Domestic Consideration shall be paid in the following way:

(a)	Subject to the terms and conditions of this Agreement, within one business day after the day when all conditions provided in Section 6.1(a) to Section 6.1(m) are satisfied (or not satisfied but exempted in writing by the Transferee) (referred to as the “Initial Payment date”), the Transferee, after withholding the related individual income taxes, shall in aggregate pay to the accounts designated in writing in advance by each of the Transferors (referred to as the “Designated Accounts”) 50% of the Domestic Consideration via wire transfer. For the avoidance of any doubt, the Transferors shall perform the obligations under Section 6.1(m) after the conditions provided in Section 6.1(a) to Section 6.1(l) are satisfied (such satisfaction shall be confirmed by the Transferee, which confirmation may not be unreasonably withheld by the Transferee). Within one business day after the conditions provided in Section 6.1(m) are satisfied (the Transferors shall provide the Transferee with proper documentary evidence of such satisfaction), unless the Transferee notifies the Transferors in writing before or on such day that certain conditions are not satisfied or not waived by the Transferee in writing, the conditions provided in Section 6.1(a) to Section 6.1(m) shall be deemed to be satisfied and the Transferee shall pay 50% of Domestic Consideration on the Initial Payment Date.

(b)	On the Domestic Closing Date, the Transferee, after withholding related individual income taxes, shall pay the remaining 50% of the Domestic Consideration to the Designated Accounts via wire transfer. The Transferee shall provide the Transferors with evidence/invoices of withholding personal income tax issued by the tax bureau of Shenzhen City in a timely manner. For the avoidance of any doubt, on the first business day after the conditions provided in Section 6.1(n) are satisfied (the Transferors shall provide the Transferee with proper documentary evidence of such satisfaction), unless the Transferee notifies the Transferors in writing before or on such day that certain conditions precedent are not satisfied or waived by the Transferee in writing, all the conditions precedent shall be deemed as satisfied and the Transferee shall pay the remaining 50% of Domestic Consideration on the Domestic Closing Date.

English Translation

(c)	To facilitate the smooth payment of the Domestic Consideration, the Transferors undertake that they shall have opened proprietary designated accounts in their own name within China that can lawfully and effectively receive the Domestic Consideration before the Initial Payment Date and have notified the Transferee in writing of the information of such accounts in a sufficient manner.

(d)	The Parties confirm and agree that the payment of the Domestic Consideration will be automatically postponed to the next business day if the Initial Payment Date or the Domestic Closing Date is not a business day. The Transferee shall be deemed to have performed all the obligations of paying the corresponding parts of the Domestic Consideration under this Agreement to the Transferors in a sufficient and complete manner upon paying the Domestic Consideration to the above-mentioned Designated Accounts. Once the Domestic Closing is duly completed, the Transferors shall be regarded to have fully and completely performed all the obligations of transferring the Domestic Target Shares under this Agreement.

2.4	Domestic Closing

(a)	The Domestic Closing shall be carried out within one business day after all conditions precedent of the Domestic Share Transfer provided in Article 6 of this Agreement are satisfied (excluding the related conditions waived by relevant Party according to Section 6.1 and Section 6.3) or on such other date as otherwise agreed to by the Parties (referred to as the “Domestic Closing Date”) at such time and place as agreed to by the Parties.

(b)	If the Domestic Closing is not able to be carried out due to the reason of any Party, such as any Party’s failure to perform any of its obligation before the Domestic Closing which results in the non-satisfaction of any conditions precedent for the Domestic Closing that such Party is responsible for, the Parties shall refer to Section 15.2 of this Agreement for resolution.

English Translation

2.5	Domestic Share Transfer Agreement

To smoothly carry out the Domestic Share Transfer, the Parties agree to, sign separate share transfer agreement(s) before the Domestic Closing substantially in the form of share transfer agreement attached hereto as Exhibit I, and submit copies of such agreements to relevant governmental authorities for processing and registration of the Domestic Share Transfer. For the avoidance of any doubt, such separate share transfer agreement(s) shall be interpreted and applied together with this Agreement. For anything not provided in such separate share transfer agreements, this Agreement shall apply. The Parties shall sufficiently and properly perform the obligations under such separate domestic share transfer agreement(s). Any violation of such agreement(s) shall be regarded as a violation of this Agreement.

III.	Overseas Share Transfer Transaction

3.1	Overseas Share Transfer

The Parties agree that Existing Shareholders shall, before signing this Agreement or no later than 150 days after the date of this Agreement, have completed the incorporation of a series of overseas holding companies (including but not limited to (a) the Overseas Holding Companies of the Existing Shareholders which are directly held and 100% owned by Existing Shareholders and (b) the Cayman Company which indirectly holds 100% of the equity interest of the WFOE), the creation of overseas structures and the incorporation of the WFOE according to the requirements under “section (II)1 - reorganization before Overseas Closing” of the reorganization plan attached as Exhibit II to this Agreement.

Subject to the terms and conditions of this Agreement, the Existing Shareholders agree that such Overseas Holding Companies of the Existing Shareholders as set out in Exhibit II may transfer the Overseas Target Shares to the Overseas Company of the Transferee at the price as provided in Section 3.2. The Transferee agrees that the Overseas Company of the Transferee will purchase such Overseas Target Shares from Overseas Holding Companies of the Existing Shareholders.

3.2	Overseas Consideration

(a)	The Overseas Company of the Transferee will pay the Overseas Consideration to the Existing Shareholders based on the achievement by the 7Road Group of its Adjusted Net Profits (as audited) targets for the year 2011 and 2012. Exhibit III of this Agreement shows the respective Adjusted Net Profit targets for the year 2011 and 2012, the amount of corresponding Overseas Consideration due and payable, and the specific payment requirements.

English Translation

(b)	The Existing Shareholders and the Overseas Holding Companies of the Existing Shareholders shall be responsible for and pay all the taxes and fees with respect to the Overseas Consideration so received by them under applicable law.

(c)	The Existing Shareholders undertake to the Transferee that, at any time before the payment of any Overseas Consideration, if the Existing Shareholders or the Overseas Holding Companies of the Existing Shareholders, for the purpose of obtaining the Overseas Consideration, directly or indirectly, maliciously manipulate the performance of 7Road in an unusual manner, the Existing Shareholders shall be obligated to waive and shall cause the Overseas Holding Companies of the Existing Shareholders to waive their right to receive any further payment of any Overseas Consideration, and to waive other relevant rights provided in Article 4 in connection with the “Existing Shareholders’ put option”, provided that the conditions set forth in the second paragraph of Section 3.2(c) are met.

If the Transferee/the Overseas Company of the Transferee believes that the Existing Shareholders/the Overseas Holding Companies of the Existing Shareholders, directly or indirectly, maliciously manipulate the performance of 7Road in an unusual manner with an intention to obtain the Overseas Consideration, which is not known, induced, explicitly or implicitly permitted by the Transferee, the Overseas Company of the Transferee or the board of the Company, then the Transferee/the Overseas Company of the Transferee shall notify Existing Shareholders/the Overseas Holding Companies of the Existing Shareholders in writing in this connection. If Existing Shareholders/the Overseas Holding Companies of the Existing Shareholders object to the facts in such notice, both Parties shall, within 15 days after issuing such notice, negotiate with each other on whether Existing Shareholders/the Overseas Holding Companies of the Existing Shareholders have directly or indirectly and maliciously manipulated the performance of 7Road Group. Notwithstanding that the Existing Shareholders/the Overseas Holding Companies of the Existing Shareholders are entitled to apply for arbitration in the manner as agreed to by the Parties in next paragraph regardless of the outcome of these negotiations, in any case, (i) either the Transferee or the Overseas Company of the Transferee in the meantime has the right to immediately suspend the payment of the due and payable Overseas Consideration according to this Section 3.2(c) (provided that, if the arbitration institution as provided in the next paragraph grants an opposite award, the Transferee/the Overseas Company of the Transferee shall, according to the arbitration award, immediately perform the obligations of paying the remaining Overseas Consideration which is due and payable), and (ii) the Existing Shareholders/the Overseas Holding Companies of the Existing Shareholders shall temporarily cease exercising the rights provided in Article 4 in relation to the Existing Shareholders’ put option (provided that, (a) if the arbitration institution as provided in the next paragraph eventually grants an opposite arbitration award, the Existing Shareholders/the Overseas Holding Companies of the Existing Shareholders shall regain their rights concerning Existing Shareholders’ put option provided in Article 4, and in this case, the period from the submission for arbitration to the granting of arbitration award will not be carved out from the period as provided in Section 4.2 during which the rights of put option can be exercised; and (b) if the arbitration award is in favor of the Transferee/Overseas Company of the Transferee, Existing Shareholders or their Overseas Companies will lose their rights concerning Existing Shareholders’ put option provided in Article 4.)

English Translation

In the case that the Existing Shareholders/the Overseas Holding Companies of the Existing Shareholders fail to settle the above-mentioned disputes with the Transferee/the Overseas Company of the Transferee through consultation, the Existing Shareholders/the Overseas Holding Companies of the Existing Shareholders are entitled to submit, without affecting the implementation of the agreed matters in the previous paragraph, such dispute for arbitration according to Section 16.3 of this Agreement. The arbitration institution may have opposite view on the existence of unusual methods or subjective maliciousness with Transferee/the Overseas Company of the Transferee and grant arbitration award accordingly. In the event that the arbitration award is not in favor of the Transferee/the Overseas Company of the Transferee, the arbitration award shall prevail.

Except for the above, the performance of other parts of this Agreement will not be affected during the consultation and arbitration period.

3.3	Payment of Overseas Consideration

(a)	Existing Shareholders and the Overseas Holding Companies of the Existing Shareholders shall engage PriceWaterhouseCoopers to conduct annual audits of 7Road Group. Relevant audit expenses shall be assumed by the Transferee or Changyou.com Limited or their Affiliates (not including 7Road Group-) before the IPO of 7Road Group and by 7Road Group after the IPO.

English Translation

(b)	Within 30 days of the issuance of the annual report as audited by PriceWaterhouseCoopers which is engaged by 7Road Group, Existing Shareholders or the Overseas Holding Companies of the Existing Shareholders shall notify the Overseas Company of the Transferee in writing and send a copy of such notice to the Transferee. Such written notification shall include the above mentioned annual report as audited and required information for each account opened by the Overseas Holding Companies of the Existing Shareholders to accept Overseas Consideration. Unless otherwise provided in this Agreement, the Overseas Company of the Transferee shall pay the Overseas Consideration to the designated accounts of the Overseas Holding Companies of Existing Shareholders via account transfer within 20 business days after receiving such written notification.

(c)	Existing Shareholders agree and shall procure the Overseas Holding Companies of the Existing Shareholders to agree that the accounts designated in such written notification as provided in Section 3.3(b) shall be valid and can be used for receiving Overseas Consideration, which may not be unreasonably changed unless a notification in writing is made to the Transferee/the Overseas Company of the Transferee within a reasonable period for any change of the account, if necessary. Overseas Company of the Transferee shall pay all Overseas Consideration to such designated accounts. Once the Overseas Consideration has been fully paid to the designated accounts according to such writing notification, it shall be deemed as fulfillment of the obligations hereunder to pay Overseas Consideration by the Transferee/the Overseas Company of the Transferee. Upon such payment, the allocation of Overseas Consideration among the Existing Shareholders has nothing to do with the Transferee and the Existing Shareholders may not require the Transferee to further pay any related Overseas Consideration.

(d)	Eligible Overseas Closing shall not be affected by the amount of payable Overseas Consideration.

3.4	Overseas Closing

(a)	The Overseas Closing shall be carried out within 3 business days after conditions precedent of the Overseas Share Transfer provided in Article 6 of this Agreement are satisfied (excluding the related conditions waived by the relevant Party according to Section 6.2 and Section 6.4) or the date and venue otherwise agreed by the Parties (referred to as “Overseas Closing Date”).

English Translation

(b)	If the Overseas Closing is not able to be carried out due to the reason of any Party, such as any Party’s failure to perform any of its obligation before the Overseas Closing which results in the non-satisfaction of any conditions precedent for the Overseas Closing that such Party is responsible for), the Parties shall refer to Section 15.2 of this Agreement for resolution. Subject to Section 3.4(c) and 3.4(d) of this Agreement, if the Parties fail to carry out the Overseas Closing for any reason but the Domestic Closing under this Agreement has already been consummated, the effectiveness of the Domestic Closing will not be affected.

(c)	Upon the completion of Domestic Closing, despite the failure of the Overseas Closing for any reasons, if the Company reaches the target of Adjusted Net Profit according to Section 3.2(a), the Transferee and Overseas Company of the Transferee agree and undertake to pay to Existing Shareholders or its overseas Affiliates designated by the Existing Shareholders in writing, an amount of consideration as if the Overseas Closing had be carried out.

(d)	Upon the completion of Domestic Closing, without limiting the provisions in Section 3.4 (c), if Overseas Closing fails to be carried out, all rights of Existing Shareholders under Article 4 remain unaffected. The Transferee and the Overseas Company of the Transferee agree to take reasonable and necessary efforts to cause the Existing Shareholders to substantially obtain and exercise the rights under Article 4.

3.5	Overseas Share Transfer Agreement

To smoothly carry out the Overseas Share Transfer, the Parties agree to sign separate share transfer agreement(s) before Overseas Closing in substantially the form and content of the overseas share transfer agreement as listed in Exhibit IV, for the purpose of handling relevant registration procedures in connection with the transaction of Overseas Share Transfer going forward. For the avoidance of doubt, such separate overseas share transfer agreement(s) shall be interpreted and applied together with this Agreement. For anything not provided in such separate overseas share transfer agreements, this Agreement shall apply. The Parties shall sufficiently and properly perform the obligations under such separate overseas share transfer agreement(s). Any violation of such agreement(s) shall be regarded as a violation of this Agreement.

English Translation

IV.	Anti-dilution and Put Option Rights of Existing Shareholders

4.1	Anti-dilution

Before the completion of IPO, the Transferee/the Overseas Company of the Transferee and Existing Shareholders/the Overseas Holding Companies of the Existing Shareholders are entitled to participate in subscription of all equity securities (or any right to purchase such equity securities or any other securities convertible or exchangeable into such equity securities) issued or offered by the Company or the Cayman Company so as to avoid the dilution of their equity interests in the Company or the Cayman Company.

4.2	Put Option Rights of the Existing Shareholders

Subject to the terms and conditions of this Agreement, if the Company reaches the “3 year financial growth target” for 2011, 2012 and 2013 as specified below, but fails to carry out the IPO of 7Road Group on an overseas stock exchange in the appropriate manner as contemplated in this Agreement, then Existing Shareholders are entitled to require the Transferee and the Overseas Company of the Transferee, within 180 days after the date of the 2013 annual financial report of 7Road Group as audited according to U.S. GAAP issued by PriceWaterhouseCoopers, to acquire all or part of equity interests in the Company held by the Existing Shareholders as well as the corresponding portion of equity interests in Cayman Company held by the Overseas Holding Companies of the Existing Shareholders (collectively referred to as the “Transferred Equity” ) in the price as set out below.

Transfer price shall mean the average value of the Adjusted Net Profit for the year 2011, 2012 and 2013, multiplied by *, multiplied by the proportion of Transferred Equity.

The symbol ‘ * ’ in this exhibit indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

English Translation

For avoidance of doubt: (A) when exercising such rights of put option, all or any part of equity in the Cayman Company and the Company shall be transferred in same proportion simultaneously; (B) the above mentioned transfer price shall be the complete price of Transferred Equity. The allocation of such price for the Transferred Equity between the equity interests in the Company and in the Cayman Company shall be based on the negotiation between the Existing Shareholders and the Transferee according the most cost-efficient principles, which shall also be complied with by related Affiliates of each Party; (C) “proportion of Transferred Equity” in the above formula means the proportion of the Transferred Equity of the Cayman Company/the Company in all equity interests of the Cayman Company/the Company; (D) Existing Shareholders are entitled to exercise a maximum of three times of the rights of put option according to this Article 4; (E) After exercising of the rights of put option, the Existing Shareholders shall, as required by the Company or the Cayman Company, continue to retain their positions in the Company or the Cayman Company until December 31 of that year and make all reasonable efforts to facilitate the hand-over of the work to new staff members appointed by the Transferee, and shall comply with the confidentiality and non-competition requirements under the New Shareholders Agreement and the Cayman Company Shareholders Agreement with the Transferee and the Overseas Company of the Transferee.

In addition, for the avoidance of doubt, “3 year financial growth target” in this Article 4 shall mean the satisfaction of any one of following conditions:

(a)	The targets for the Adjusted Net Profit for the year 2011 and 2012 as listed in Exhibit III have been reached and the Adjusted Net Profit for the year 2013 reaches * U.S. dollars; or

(b)	Total Adjusted Net Profits for the year 2011, 2012 and 2013 reaches * U.S. dollars and, compared with the immediately preceding year, no negative growth of Adjusted Net Profit occurs in any year of 2011, 2012 and 2013.

The symbol ‘ * ’ in this exhibit indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

English Translation

V.	Tax, Costs and Expenses

5.1	Tax Liability

Original Shareholders of the Company shall be responsible for any tax (domestic or overseas), late payment fees and fines generated by the Company before the date of this Agreement.

Transferors, Existing Shareholders and Overseas Holding Companies of the Existing Shareholders (as applicable to the transactions under Section 2, 3 and 4) shall be responsible for the taxes (including but not limited to enterprise income tax, personal income tax and stamp tax) and any related adverse consequences (if any) generated from the consummation of the transactions in Article 2, 3 and 4 which are attributable to them according to applicable law. The Transferors are entitled to receive all tax rebate (if any) in connection with the Domestic Share Transfer and Overseas Share Transfer (only applicable to Existing Shareholders), which is required to be granted to the Transferors according to applicable laws, granted by tax affairs authorities. The Transferee or the Company or Cayman Company is not entitled to such tax rebate.

The Transferee and the Overseas Company of the Transferee shall be responsible for any taxes and related adverse consequences (if any) generated by transactions under Article 2, 3 and 4 of this Agreement and attributable to the Transferee and the Overseas Company of the Transferee.

If the Transferors or its Affiliates participating in the transactions under this Agreement bring economic losses to the Company, the Transferee or their Affiliates participating in the transactions under this Agreement due to the violation of any applicable laws such as failure of proper fulfillment of related tax declaration or taxation payment obligations, the Transferors or such their Affiliates shall indemnify the Company, the Transferee and/or the Affiliates of the Transferee accordingly. As for the tax related indemnification generated from the Domestic Share Transfer, if the Transferors are the liable parties, they shall make the indemnification on a several basis, and for each of them, according to the proportion of the equity interests it has transferred in all Domestic Target Shares; or if the Transferors’ Affiliates are the liable parties, the Transferors shall ensure such Affiliates to fulfill the above mentioned liability of indemnification and bear such liability with those Affiliates on a joint and several basis. As for the tax related indemnification generated from the Overseas Share Transfer, if the Existing Shareholders are the liable parties, Existing Shareholders shall make the indemnification on a several basis, and for each of them, according to the proportion of the equity interests it has transferred in all Overseas Target Shares; or if the Existing Shareholders’ Affiliates are liable parties, the Existing Shareholders shall ensure such Affiliates to fulfill the above mentioned liability of indemnification and bear such liability with those Affiliates on a joint and several basis.

English Translation

For the avoidance of doubt, the Transferors which are not Existing Shareholders shall be responsible for the tax related liability generated before the Closing of the Domestic Share Transfer which is attributable to the Transferors based on a non-joint and several basis, but shall not be responsible for any tax related liability generated after the Closing of Domestic Share Transfer which is attributable to the Company, the Existing Shareholders or the Overseas Holding Companies of the Existing Shareholders.

The Parties agree that, if any of the above-mentioned causes for the indemnification by Existing Shareholders occurs, and if the Overseas Consideration has not yet paid, the Overseas Company of the Transferee is entitled to suspend the payment of all or part of the Overseas Consideration due and payable which is equal to the amount of indemnification payable by the Existing Shareholders or the Overseas Holding Companies of the Existing Shareholders. In such case, if the suspended Overseas Consideration is not sufficient to cover the indemnification, the Company, the Transferee or the Overseas Company of the Transferee are entitled to continue to require the Existing Shareholders to undertake the remaining indemnification. For the avoidance of doubt:

(1) Within 15 days after the Overseas Company of the Transferee issues the written notification of indemnification to the Existing Shareholders/the Overseas Holding Companies of the Existing Shareholders, a negotiation between the Transferee/the Overseas Company of the Transferee and the Existing Shareholders/the Overseas Holding Companies of the Existing Shareholders needs to be held. In such case, if no consensus can be reached among relevant parties with regard to whether the Existing Shareholders or the Overseas Holding Companies of the Existing Shareholders are liable for the indemnification as provided in this Section 5.1, or with regard to all or any part of the amount of the suspended payment as provided in the previous paragraph: for the agreed part of the amount of the suspended payment and for any part of the amount subject to the dispute which is not over 2 million U.S. dollars, the Overseas Company of the Transferee is entitled to in advance suspend the payment of all such parts from the Overseas Consideration yet paid, (provided however, that if the total amount of payment being suspended exceeds the amount that shall be suspended according to the arbitration award under the arbitration mechanism provided below, the Overseas Company of the Transferee shall immediately pay the excess suspended amount to the Overseas Holding Companies of the Existing Shareholders); for any part of the amount subject to the dispute which is over 2 million U.S. dollars, each Party is entitled to submit it for arbitration according to Section 16.3 of this Agreement. The Overseas Company of the Transferee is entitled to deduct from the payable Overseas Consideration the amount of indemnification which shall be paid by Existing Shareholders or the Overseas Holding Companies of the Existing Shareholders to the Transferee under the relevant arbitration award.

English Translation

(2) Overseas Company of the Transferee is only entitled to suspend and deduct the payment from the Overseas Consideration to be paid to each of the Overseas Holding Companies of the Existing Shareholders on a several but not joint basis. In addition, any of such suspension and deduction shall be made, for each Existing Shareholder/Overseas Holding Companies of the Existing Shareholders, according to the proportion of the equity interests transferred by it in all the Transferred Equities.

Except for the above-mentioned matters as agreed upon, the performance of other parts of this Agreement will not be affected during the said consultation and arbitration period.

If the Transferee or the Overseas Company of the Transferee brings economic losses to the Company, the Transferors or Existing Shareholders or their Affiliates participating in the transactions under this Agreement due to the violation of any applicable laws or any improper fulfillment of related tax declaration or withholding obligations, the Transferee or the Overseas Company of the Transferee shall indemnify the Company, the Transferors, Existing Shareholders or such their Affiliates accordingly. Among others, if the Transferee or its Affiliates are the liable parties, the Transferee shall ensure that the Transferee or such Affiliates shall undertake the above mentioned liability of indemnification on a joint and several basis.

5.2	Costs and expenses

The Parties shall respectively assume the costs and expenses paid or to be paid relating to the due diligence, preparation, negotiation and preparation of documents regarding the transactions under Article 2, 3 and 4 of this Agreement, including engaging external lawyers, accountants, other professional consultants, negotiation, preparation and completion of this Agreement and the completion of the transaction according to Article 2, 3 and 4 of this Agreement. For avoidance of any doubt, expenses of engaging financial consultant by the Transferors has nothing to do with the Company, Cayman Company or the Transferee or the Overseas Company of the Transferee, which shall be assumed by the Transferors according to the agreement with financial consultant and, for each Transferor, in the proportion of its transferred equity in the total Transferred Equity. The Company or Cayman Company shall assume the expenses in relation to engaging external lawyers and accountants acting for the Transferors. The Company and Cayman Company also shall collectively assume the expenses in connection with the incorporation or alteration of the Cayman Company and its affiliated Hong Kong company and the WFOE, the engagement of Cayman Island lawyers to issue relevant legal opinion as required hereunder and review the memorandum and articles of association and the shareholders agreement of Cayman Company.

English Translation

Each Transferor agrees that expenses to be undertaken respectively by such Transferor for engaging the financial consultant (2% of the consideration for the transfer of equity interests by such Transferor hereunder) shall be deducted by the Transferee from the payment of the corresponding consideration for such Transferor. The Transferee, according to the accounts designated in writing by the Transferors before the Domestic Closing, shall directly pay such deducted amount to the financial consultant of such Transferor, namely, Shanghai Huijia Investment Consultancy Limited Company (a member enterprise of CRP Holdings Limited).

VI.	Conditions Precedent

6.1	Conditions for the Transferee to agree on Initial Payment and the Domestic Closing

The conditions for the Transferee to make the initial payment shall be the satisfaction of the conditions provided in Sections 6.1(a) to 6.1(m) on or before the Initial Payment Date unless otherwise waived by the Transferee in writing. The conditions for the Transferee to agree to the Domestic Closing and perform relevant obligations after the Domestic Closing shall be the satisfaction of the conditions under 6.1 (n) on and before the Domestic Closing Date unless waived in writing by the Transferee.

(a)	All representations and warranties made by the Transferors and the Company in Article 7 and Article 8 of this Agreement are true, correct and without any material omissions in all material aspects, as of the date of this Agreement and the Domestic Closing Date.

English Translation

(b)	The Transferors and the Company have duly fulfilled with all obligations and complied with all undertakings which shall be fulfilled and undertaken before the Domestic Closing provided in this Agreement, including but not limited to all those agreed commitments and obligations before Domestic Closing in Article 10 and Article 11.

(c)	The shareholders of the Company have passed a resolution to approve the execution and performance of this Agreement as well as the consummation of the transaction of the Domestic Share Transfer hereunder.

(d)	The shareholders of the Company has adopted the revised articles of association (referred to as the “New Articles of Association”) in order to complete the Domestic Share Transfer, which shall be in the form as listed in Exhibit V.

(e)	The Transferee and Existing Shareholders have entered into a Shareholders Agreement (referred to as the “New Shareholders Agreement”), which is in the same form and contents with that as listed in Exhibit VI. The Transferee and Existing Shareholders agree that, in the case that the Overseas Closing can be realized, the New Shareholders Agreement is merely a transitional agreement before the Overseas Closing. On and after the Overseas Closing, the Cayman Company Shareholders Agreement (as defined in section 1.1. “Definitions”) shall regulate the rights and obligations of the Existing Shareholders and the Transferee as the shareholders of 7Road Group and corporate governance of the 7road Group.

(f)	The Transferee/the Overseas Company of the Transferee and Existing Shareholders have agreed on the forms and contents of (i) shareholders agreement of the Cayman Company (referred to as the “Shareholders Agreement of Cayman Company”), which shall have the terms and conditions substantially equivalent to those set forth in the New Shareholders Agreement (unless otherwise necessary revisions thereto according to the then applicable laws are required) and (ii) the memorandum and articles of association of the Cayman Company (referred to as the “Articles of Association of Cayman Company”).

(g)	Existing Shareholders and the Transferee have agreed on the form and contents of the labor contract for the Management which shall be in the form as listed in Exhibit VIII, and the Company and Management have entered into such Labor Contracts (referred to as the “Labor Contracts”).

English Translation

(h)	No Chinese governmental authorities or regulatory bodies have released or implemented any laws and regulations, orders and notices prohibiting the Domestic Share Transfer. No pending litigation, arbitration, dispute, investigation or any other pending legal proceedings or matters which prevent or cause Material Adverse Changes to the Domestic Share Transfer or cause the invalidity or unenforceability of this Agreement.

(i)	No Material Adverse Change, bankruptcy, insolvency or failure to pay any debts due and payable have happened to the Company.

(j)	Existing Shareholders, the Company and the Transferee have agreed on the forms and contents of a series of agreements proposed to be executed after the Domestic Closing relating to the controlling power and the rights of governance and operation of the Company, for the purposes of the transfer of the controlling power and rights on the Company and of the IPO (referred to as the “VIE Agreements”).

(k)	King & Wood, as the PRC legal adviser of the Transferors, has issued a legal opinion with the contents substantially consistent with Exhibit VII.

(l)	Ben, Meng Shuqi, an Original Shareholder, have waived his right of first refusal and co-sale and any other rights on the Domestic Target Shares that may limit the Domestic Share Transfer according to laws and regulations and the current articles of association of the Company.

(m)	The Transferors and the Company have submitted all necessary application documents on Domestic Share Transfer and filing of change of shareholders and the amendment of articles of association of the Company to the competent industrial and commercial administration authority.

(n)	The competent industrial and commercial administration authority has approved the applications and filings relating to the Domestic Share Transfer Transaction under this Agreement, change of shareholders and amendment to the articles of association of the Company and have issued related written notification, hence the alternation registrations and filings relating to Domestic Share Transfer have been completed.

English Translation

6.2	Conditions for the Transferee to agree on Overseas Closing

The conditions for the Transferee to agree on Overseas Closing and undertake that the Transferee and the Overseas Company of the Transferee will perform the obligations after Overseas Closing provided herein shall be that, on and before the Overseas Closing Date (unless it is agreed that some conditions must be satisfied only on the Overseas Closing Date) the conditions as provided from Sections 6.2 (a) to 6.2 (k) are satisfied (unless otherwise waived by the Transferee in writing).

(a)	All representations and warranties made by Existing Shareholders and the Company in Article 7 and Article 8 of this Agreement are true, correct and without material omissions in all material aspects as of the date of this Agreement and the Overseas Closing Date.

(b)	Existing Shareholders have properly fulfilled and complied with, and have caused their overseas companies and affiliates relating to Overseas Share Transfer to properly fulfill and comply with, all obligations and undertakings which shall be fulfilled and complied with before completion of Overseas Share Transfer, including but not limited to all agreed commitments and obligations before Overseas Closing set out in Article 10 and Article 11.

(c)	Cayman Company has been duly incorporated by the Existing Shareholders for the purpose of overseas listing and is validly existing.

(d)	Cayman Company and the Overseas Holding Companies Existing Shareholders have, according to applicable laws and related organizational documents, properly obtained necessary internal approvals and governmental approvals (if applicable) for the execution of Overseas Share Transfer Agreement and the consummation of Overseas Share Transfer.

(e)	No governmental authorities or regulatory bodies of the PRC or any other jurisdictions have released or implemented any laws and regulations, orders and notices prohibiting the Overseas Share Transfer. No pending litigation, arbitration, dispute, investigation or any other pending legal proceedings or matters which prevent or cause Material Adverse Changes to the Overseas Share Transfer or cause the invalidity or unenforceability of this Agreement.

(f)	No Material Adverse Change, bankruptcy, insolvency or failure to pay any debts due and payable happen to the Company.

English Translation

(g)	Existing Shareholders and their related Affiliates have gone through filing and registration procedures for the creation of Red-chip Structure and the incorporation of related overseas companies (including but not limited to Overseas Holding Companies of the Existing Shareholders and the Cayman Company) according to Chinese laws and regulations, including but not limited to the registration regarding overseas investments of the individuals who are PRC residents.

(h)	Related Parties to VIE Agreements have properly signed the VIE Agreements on the Overseas Closing Date. For the avoidance of doubt, signing of the VIE Agreements and the realization of Overseas Closing condition each other. Subject to Sections 3.4(c) and 3.4(d) of this Agreements, if the Overseas Closing fails to be carried out for any reason, relevant parties shall not sign the VIE Agreements.

(i)	Cayman Company/HK Company/the WFOE have signed Labor Contracts with the Management in the form as listed in Exhibit VIII.

(j)	Overseas Company of the Transferee has signed the Shareholders Agreement of the Cayman Company and the Articles of Associations of the Cayman Company with Existing Shareholders and the Overseas Holding Companies of the Existing Shareholders in the forms as agreed upon under Section 6.1(f).

(k)	Cayman Island counsel to 7Road Group has issued a legal opinion relating to the Cayman Company to the satisfactory of relevant Parties participating in the Overseas Share Transfer.

6.3	Conditions for the Transferors to agree on Domestic Closing

Conditions for the Transferors to transfer Domestic Target Shares to the Transferee shall be that, the conditions set forth from Sections 6.3 (a) to 6.3 (j) are satisfied on and before the Domestic Closing Date (unless otherwise waived by the Transferors in writing).

(a)	No Chinese governmental authorities or regulatory bodies have released, formulated or implemented laws and regulations, orders and notices prohibiting the Transferee to consummate the Domestic Share Transfer. No pending litigation, arbitration, dispute, investigation or any other pending legal proceedings or matters relating to the Transferee which prevent or cause Material Adverse Changes to the Domestic Share Transfer or cause the invalidity or unenforceability of this Agreement.

English Translation

(b)	All representations and warranties made by the Transferee in Article 9 of this Agreement are true, correct and without material omissions in all material aspects as of the date of this Agreement and the Domestic Closing Date.

(c)	The Transferee have properly fulfilled and complied with all commitments and obligations that shall be fulfilled and complied with before Domestic Closing.

(d)	Competent industrial and commercial administration has approved the applications and filings relating to the Domestic Share Transfer under this Agreement, change of shareholders and amendment to the articles of association of the Company and have issued related written notification, hence the alternation registrations and filings relating to the Domestic Share Transfer have been completed.

(e)	Existing Shareholders, the Company and the Transferee have reached a consensus on forms and contents of the VIE Agreements to be signed after Domestic Closing.

(f)	The Transferee and Existing Shareholders have entered into the New Shareholders Agreement in the same form and contents of Exhibit VI. The Transferee and Existing Shareholders agree that, in the case that the Overseas Closing can be realized, the New Shareholders Agreement is merely a transitional agreement before the Overseas Closing. On and after Overseas Closing, the Cayman Company Shareholders Agreement (as defined in section 1.1. “Definitions”) shall regulate the rights and obligations of the Existing Shareholders and the Transferee as the shareholders of 7Road Group and corporate governance of the 7Road Group.

(g)	The Transferee/the Overseas Company of the Transferee and Existing Shareholders have agreed on the forms and contents of the Shareholders Agreement of the Cayman Company and the Articles of Association of the Cayman Company, which shall have the terms and conditions that are substantially equivalent to those set forth in the New Shareholders Agreement (unless otherwise revised according to the requirements of the then applicable laws).

(h)	Existing Shareholders and the Transferee have agreed on the forms and contents of Labor Contracts with the members of the Management team of the Company, substantially in the form of Exhibit VIII, and the Company and each member of the Management team shall have signed such a Labor Contract.

English Translation

(i)	No Material Adverse Change, bankruptcy, insolvency or failure to pay any debts due and payable happen to the Transferee.

(j)	The Transferee has obtained official corporate authorization for the execution and performance of this Agreement and all necessary related corporate actions.

6.4	Conditions for Existing Shareholders to agree on Overseas Closing

Conditions for Existing Shareholders to agree on Overseas Closing and undertake to transfer Overseas Target Shares to the Overseas Company of the Transferee shall be that, the conditions as set out from Sections 6.4(a) to Section 6.4(h) are satisfied on and before Overseas Closing Date (unless otherwise waived by the Existing Shareholders in writing).

(a)	No governmental authorities or regulatory bodies of the PRC or any other jurisdiction have released or implemented any laws and regulations, orders and notices prohibiting the Overseas Company of the Transferee to consummate the Overseas Share Transfer. No pending litigation, arbitration, dispute, investigation or any other pending legal proceedings or matters which prevent or cause Material Adverse Changes to the Overseas Share Transfer or cause the invalidity or unenforceability of this Agreement.

(b)	All representations and warranties made by the Transferee and the Overseas Company of the Transferee in Article 9 of this Agreement are true, correct and without material omissions in all material aspects, as of the date of this Agreement and the Overseas Closing Date.

(c)	The Transferee and the Overseas Company of the Transferee have properly fulfilled and complied with all commitments and obligations that shall be fulfilled and complied with before completion of Overseas Share Transfer.

(d)	Related Parties to the VIE Agreements have properly signed the VIE Agreements on the Overseas Closing Date. For the avoidance of doubt, signing of VIE Agreements and the realization of Overseas Closing condition each other. Subject to Sections 3.4(c) and 3.4(d) of this Agreement, if the Overseas Closing fails to be carried out for any reason, relevant parties shall not sign the VIE Agreements.

English Translation

(e)	No Material Adverse Change, bankruptcy, insolvency or failure to pay any debts due and payable happen to the Transferee and the Overseas Company of the Transferee.

(f)	Overseas Company of the Transferee has signed the Shareholders Agreement of the Cayman Company and the Articles of Associations of the Cayman Company with Existing Shareholders and the Overseas Holding Companies of the Existing Shareholders in the forms as agreed upon under Section 6.1(f).

(g)	Cayman Company/HK Company/the WFOE have signed a Labor Contract with each of the Management team in the form of Exhibit VIII.

(h)	The Transferee and the Overseas Company of the Transferee have obtained the official corporate authorization for the execution and performance of this Agreement and any corporate actions concerning Overseas Share Transfer Transaction.

VII.	Representations and Warranties of the Transferors/Existing Shareholders

The Transferors and Existing Shareholders (with respect to the transactions under Article 2 and Article 3, as the case may be) represent and warrant to the Transferee that, as of the signing date of this Agreement, the Domestic Closing Date and/or the Overseas Closing Date (with respect to the transactions under Article 2 and Article 3, as the case may be):

7.1	Qualifications, powers and rights

(a)	If any of the Transferors is a company

(i)	Such Transferor is a legal person incorporated and effectively existing under the Laws of the People’s Republic of China.

(ii)	Such Transferors has complete, exclusive, legitimate and effective rights and ownership of its equity interests in the Company, free from any Encumbrance.

English Translation

(b)	If any of the Transferors is a partnership enterprise

(i)	Such Transferors is a partnership enterprise incorporated and effectively existing under the Laws of the People’s Republic of China.

(ii)	Such Transferors has complete, exclusive, legitimate and effective rights and ownership of its equity interests in the Company free from any Encumbrance.

(c)	If any of the Transferors is a natural person, including each of the Existing Shareholders

(i)	he/she is a PRC citizen with legitimate rights and capability to sign this Agreement and undertake obligations according to this Agreement.

(ii)	he/she has complete, exclusive, legitimate and effective rights and ownership of his/her equity interests in the Company from any Encumbrance.

7.2	Authorization, validity of this Agreement

(a)	If any of the Transferors is a company or a partnership

(i)	Competent authorization organ of such Transferor has officially held any or all necessary meetings and approved the execution and performance of this Agreement and related corporate actions and the consummation of the transactions under this Agreement.

(ii)	The Transferor has complete rights and authority to execute and deliver this Agreement and consummate the transactions under this Agreement. This Agreement has effective binding force on the Transferor once signed and delivered by the Transferor.

(iii)	The execution, delivery and performance of this Agreement by the Transferor and the consummation of the transactions hereunder or complying with the provisions of this Agreement will not (A) conflict with, or cause violation to, the effective articles of association or similar organizational documents of such Transferor or the Company; (B) cause violation to agreement clauses, conditions or stipulations to which the Transferor is a Party; (C) violate approval documents, orders, laws, regulations or rules applicable to the Transferor, the Company or its properties. Except where, in respect of the above (B) and (C), such violations and defaults will not cause Material Adverse Effect to the Transferor.

English Translation

(b)	If any of the Transferors is a natural person, including each of the Existing Shareholders

(i)	This Agreement has lawful, effective binding force on such Transferor once executed by such Transferor.

(ii)	The execution and performance of this Agreement by the Transferor will not violate or conflict with any applicable law, agreement to which the Transferor is a Party or having binding force on the property of the Transferor, or any judgment, award, or decision by regulatory authorities, except for those violations and defaults which, individually or in the aggregate, will not cause Material Adverse Effect to the Transferor.

The representations and warranties below from Section 7.3 to Section 7.13 are separately made to the Transferee by the Transferors as to Domestic Share Transfer and by the Existing Shareholders as to the Overseas Share Transfer:

7.3	Business and operation of the Company

(a)	To the knowledge of the Transferors/the Existing Shareholders as prudent shareholders of the Company, (i) the Company does not violate its articles of association and other corporate organizational documents or any applicable PRC laws and regulations except for those violations or defaults, which, individually or in the aggregate, will not cause or, as reasonably estimated by the Transferors or Existing Shareholders, will not cause Material Adverse Effect on the Company; (ii) no necessary government licenses, approvals, authorizations or permissions ( collectively referred to as the “Governmental Approvals”) have not been obtained in connection with the operation of business of the Company and each of the Governmental Approvals is completely effective; and (iii) there are no pending or threatened legal proceedings, to the knowledge of the Transferors, that may cause any revocation, cancellation, suspension or substantive material revision to the Governmental Approvals.

(b)	To the knowledge of the Transferors/the Existing Shareholders as prudent shareholders of the Company, all the joint operation agreements on the web-game research, development and operation between the Company and domestic web-game operation websites and the licensed operation agreements or joint operation agreements between the Company and overseas game operators have been properly and effectively executed.

English Translation

(c)	To the knowledge of the Transferors/the Existing Shareholders as prudent shareholders of the Company, the Company does not have the intentions of investing abroad, co-investing or cooperating with any third parties, merging, acquiring, dividing or jointly operating with others, nor signing any related documents or rights; there is no any third party rights which substantially and materially affect on and restrict the transactions contemplated in this Agreement.

7.4	Compliance

(a)	To the knowledge of the Transferors/the Existing Shareholders as prudent shareholders of the Company, the Company and its Management have never committed criminal offense, abused activity or conducted any other behaviors violating any laws and regulations or obligations where such behaviors relate to and have material effect on the Company or its business.

(b)	To the knowledge of the Transferors/the Existing Shareholders as prudent shareholders of the Company, there is no failure of satisfying any requirements of governmental authorities or dispute with any governmental authorities where such failure or dispute will cause Material Adverse Effect on the Company or its assets.

7.5	Assets of the Company

(a)	To the knowledge of the Transferors/the Existing Shareholders as prudent shareholders of the Company, assets of the Company are free from occupation of any governmental authorities or any plan for occupying or collecting all or part of such assets. Construction and position of any assets of the Company and the ownership or use of such assets have not violated any laws and regulations or other requirements with legal effect where such violations may cause Material Adverse Effect to the Company. To the knowledge of the Transferors/the Existing Shareholders as prudent shareholders of the Company, such assets owned or used by the Company have been properly maintained and can be used for the purpose for which such assets were designed, obtained and used, and are in good conditions as of this Agreement.

English Translation

(b)	To the knowledge of the Transferors/the Existing Shareholders as prudent shareholders of the Company, as to the real estate and related movable property (collectively referred to as the “Properties”) used in the ordinary course of business, the Company has complete and transferable ownership or legitimate and effective lease, free from any rights and interests of any third Parties. To the knowledge of the Transferors/the Existing Shareholders as prudent shareholders of the Company, there are no pending or threatened legal proceedings relates to the Properties such as confiscation, forced transfer, freezing or other similar procedures, except for those that would not be reasonably considered as causing Material Adverse Effect on the Company.

7.6	Information disclosure

(a)	The Transferors/the Existing Shareholders and the Company have provided information and documents required for conducting the transactions under this Agreement to the Transferee and its consultants per the Transferee’s request. Information and materials relating to due diligence in connection with the transaction hereunder or the negotiation of this Agreement provided to the Transferee by the Transferors/Existing Shareholders do not contain any untrue statements of material facts and do not omit any statement of material facts.

(b)	The Transferors/Existing Shareholders and the Company have provided true and complete copies of contracts, agreements and other legal documents (collectively referred to as the “Material Contracts”), which have a material effect on the current business and management of the Company, to the Transferee. To the knowledge of the Transferors/the Existing Shareholders as prudent shareholders of the Company, the Company has not violated any of such Material Contracts and there are no situations or events which could cause the Company to violate such Material Contracts, except for the violations reasonably considered as not causing Material Adverse Effect on the Company.

7.7	Financial materials

Financial Statements of the Company are prepared according to applicable PRC accounting principles, fairly reflecting the financial status, operation performance and cash flow of the Company, which are accurate in all material aspects. Apart from the debts disclosed in the Financial Statements, the Company has no other debts, including but not limited to: (i) any security for loan of others or similar obligations or responsibilities, and (ii) any financing services to third Parties, such as any agreement to provide loans or to assist any third Party in obtaining loans.

English Translation

7.8	Labor

To the knowledge of the Transferors/the Existing Shareholders as prudent shareholders of the Company, the Company has not violated any current effective PRC laws and regulations on social insurance and housing reserve fund, including the requirements on payments of social insurance and housing reserve fund for employees; there is neither employment litigation nor arbitration that may cause Material Adverse Effect on business of the Company, and nor pending or threatened strikes and disputes with labor unions or other labor organizations.

7.9	Equity incentive plan for employees

To the knowledge of the Transferors/the Existing Shareholders as prudent shareholders of the Company, the Company does not have any equity incentive plan binding the Company or affecting the future equity structure of the Company except for the equity incentive plan as provided in Section 10.3 (d) of this Agreement.

7.10	Tax

To the knowledge of the Transferors/the Existing Shareholders as prudent shareholders of the Company, there are no pending or threatened investigations or other similar tax related proceedings causing Material Adverse Effect on the Company, nor any violations of laws and regulations on tax by the Company.

7.11	Litigation

To the knowledge of the Transferors/the Existing Shareholders as cautious shareholders of the Company, there are no legal proceedings, arbitration, disputes or other legal procedures which is causing or will cause significant losses to the Company or serious disturbances to the current business or operations.

7.12	Consents

As to the consummation of the transactions under this Agreement, no consent from any third party granted to the Existing Shareholders/Overseas Holding Companies of the Existing Shareholders is necessary to be obtained, including the consents under any loan contract, guarantee contract and other material contracts.

English Translation

To the knowledge of the Transferors/the Existing Shareholders as prudent shareholders of the Company, as to the consummation of the transactions under this Agreement, no consent from any third party granted to the Company is necessary to be obtained, including the consents under any loan contract, guarantee contract and other material contracts.

7.13	Related party transactions

To the knowledge of the Transferors/the Existing Shareholders as prudent shareholders of the Company, (i) terms and conditions in each related party transaction of the Company are not less favorable to the Company than those with independent third parties in similar transactions; (ii) the Company does not, directly or indirectly, owe any debt to its shareholders or their Affiliates; and (iii) shareholders of the Company or their Affiliates do not owe any debt to the Company.

VIII.	Representations and Warranties of the Company

The Company represents and warrants to the Transferee that, on the signing date of this Agreement, the Domestic Closing Date and the Overseas Closing Date:

8.1	Qualifications, powers and rights

(a)	The Company is incorporated and validly existing under the Laws of the People’s Republic of China with a legal person status.

(b)	Equity interests in the Company are free from any Encumbrances.

8.2	Authorization, validity of this Agreement

The Company has complete rights and authority to execute and deliver this Agreement and consummate the transactions under this Agreement. This Agreement has effective binding force on the Company once executed and delivered by the Company, and can be enforced according to the provisions of this Agreement, unless otherwise provided by applicable laws.

English Translation

8.3	No violations of laws and no defaults

Execution, delivery, and the performance of this Agreement by the Company and its consummation of the transactions hereunder or complying with the provisions of this Agreement will not (i) conflict with or cause violation to current effective articles of association or similar organizational documents of the Company; (ii) cause any violation of agreements to which the Company is a Party; (iii) violate any approval documents, orders, laws, regulations or rules applicable to the Company or its properties. Except where, in respect of the (ii) and (iii) above, such violations and defaults, individually or in aggregate will not cause Material Adverse Effect.

8.4	Compliance

(a)	The Company and its Management have never committed criminal offense, abused activity or conducted any other behaviors violating any laws and regulations or obligations where such behaviors relate to and have material effect on the Company or its business.

(b)	Assets of the Company are free from occupation of any governmental authorities or any plan for occupying or collecting all or part of such assets. Construction and position of any assets of the Company and the ownership or use of such assets have not violated any laws and regulations or other requirements with legal effect where such violations may cause Material Adverse Effect to the Company. Such assets owned or used by the Company have been properly maintained and can be used for the purpose for which such assets were designed, obtained and used, and are in good conditions as of this Agreement.

(c)	There is no failure of satisfying any requirements of governmental authorities or disputes with any governmental authorities where such failure or disputes will cause Material Adverse Effect on the Company or its assets.

8.5	Business and operation of the Company

(a)	the Company has not violated its articles of association and other corporate organizational documents or any applicable PRC laws and regulations except for those violations or defaults, individually or in the aggregate, which have not caused or, as reasonably estimated by the Transferors or Existing Shareholders, will not cause Material Adverse Effect on the Company; the Company has obtained all the Governmental Approvals in connection with the operation of business of the Company and each of the Governmental Approvals is completely effective; there are no pending or, to the knowledge of the Transferors, threatened legal proceedings that may cause any revocation, cancellation, suspension or substantive material revision to the Governmental Approvals.

English Translation

(b)	all the joint operation agreements on the web-game research, development and operation between the Company and domestic web-game operation websites and the licensed operation agreements or joint operation agreements between the Company and overseas game operators have been properly and validly executed.

(c)	the Company does not have the intention of investing abroad, co-investing or cooperating with any third parties, merging, acquiring, dividing or jointly operating with others, nor signing any related documents or rights; there is not any third party right which would substantially and materially affect on and restrict the transactions contemplated in this Agreement.

8.6	Information disclosure

(a)	The Company has provided information and documents required for conducting the transactions under this Agreement to the Transferee and its consultants per the Transferee’s request. Information and materials relating to due diligence in connection with the transaction hereunder or the negotiation of this Agreement provided to the Transferee by the Company do not contain any untrue statements of material facts and do not omit any statement of material facts.

(b)	The Company has provided true and complete copies of all the Material Contracts to the Transferee. The Company has not violated any of such Material Contracts and there are no situations or events which could cause the Company to violate such Material Contracts, except for the violations reasonably considered as not having any Material Adverse Effect on the Company.

8.7	Financial materials

Financial Statements of the Company are prepared according to applicable PRC accounting principles, fairly reflecting the financial status, operation performance and cash flow of the Company, which are accurate in all material aspects.

English Translation

Apart from the debts disclosed in the Financial Statements, the Company has no other debts, including but not limited to: (i) any security for loan of others or similar obligations or responsibilities, and (ii) any financing services to third parties, such as providing loans or reaching an agreement to assist the third parties in obtaining loans.

8.8	Property rights

The Company has complete and transferable ownership or legitimate and effective lease to the Properties, free from any Encumbrances of any third party. There are no restrictions on the Properties generated from any third party rights, nor any pending or threatened legal proceedings relates to the Properties such as confiscation, forced transfer, freezing or other similar procedures, except for those that would not be reasonably considered as having any Material Adverse Effect on the Company.

8.9	Labor

The Company has not violated any current effective PRC laws and regulations on social insurance and housing reserve fund, including the requirements on payments of social insurance and housing reserve fund for employees; there is neither employment litigation nor arbitration that may cause Material Adverse Effect on business of the Company, nor any pending or, to the knowledge of the Company, threatened strikes and disputes with labor unions or other labor organizations.

8.10	Equity incentive plan for employees

The Company does not have any equity incentive plan binding the Company or affecting the future equity structure of the Company, except for the equity incentive plan as already provided in Section 10.3 (d) of this Agreement.

8.11	Related party transactions

To the knowledge of the Company, (i) terms and conditions in each related party transaction of the Company are not less favorable to the Company than those with independent third parties in similar transactions; (ii) the Company does not, directly or indirectly, owe any debt to its shareholders or their Affiliates; and (iii) the shareholders of the Company or their Affiliates do not owe any debt to the Company.

English Translation

8.12	Tax

The Company has (i) submitted all tax returns and related supporting documents in a timely manner and all statements in such tax returns are true, accurate and complete according to applicable PRC tax laws and regulations; and (ii) paid all required taxes according to applicable PRC tax laws and regulations or withheld all required taxes relating to the payment to employees or third parties, except for those matters under disputes in good faith or not be reasonably considered as having any Material Adverse Effect on the Company. There is no pending or, to the knowledge of the Company, threatened investigations or other similar proceedings concerning tax matters which could have any Material Adverse Effect on the Company.

8.13	Intellectual property rights

The Company lawfully owns its core intellectual property rights relating to its business and operations, including the confidential and/or proprietary information, business secrets, trademarks, software copyrights related to its web-game business. As for other significant intellectual property relating to its web-game business, the Company owns or has the legal license or other legal rights to use such intellectual properties.

8.14	Litigation.

To the knowledge of the Company, there are no legal proceedings, arbitration, disputes or other legal procedures which have caused or will cause significant losses to the Company or serious disturbances to its current business or operations.

8.15	Consents

As to the consummation of the transactions under this Agreement, no consent from any third party granted to the Company is necessary to be obtained, including the consents under any loan contract, guarantee contract and other material contracts.

IX.	Representations and Warranties of the Transferee and its Overseas Company

The Transferee and its Overseas Company represent and warrant to the Transferors and the Company as of the signing date of this Agreement, the Domestic Closing Date and the Overseas Closing Date:

9.1	Qualifications

The Transferee is incorporated and validly existing under PRC laws with a legal person status. The Transferee is a domestically funded company according to the PRC laws (not a domestic enterprise invested by foreign invested company or its subsidiary (of any level) formed through direct investment of equity), and the status of any of its shareholders (direct or indirect shareholders) or any beneficial owner of the Company (including any ultimate beneficial owner who is a natural person) will not cause the Transferee to be treated as a foreign invested company according to PRC laws.

English Translation

The Overseas Company of the Transferee is incorporated and validly existing under the laws of Cayman Island. The Overseas Company of the Transferee shall be recognized as a foreign legal person according to PRC laws, and the status of any of its shareholders (direct or indirect shareholders) or any beneficial owner of the Company (including any ultimate beneficial owner who is a natural person) will not cause the Overseas Company of the Transferee to be treated as a domestically funded enterprise according to PRC laws.

9.2	Authorization, validity of this Agreement

The Transferee and the Overseas Companies of the Transferee have complete rights and authority to execute and deliver this Agreement and consummate the transactions under this Agreement.

This Agreement constitutes legitimate, valid and binding obligations for the Transferee and the Overseas Company of the Transferee.

9.3	Authorizations

Competent authorization organs have held relevant meetings and approved the execution, delivery and performance of this Agreement and related corporate actions and the transactions under this Agreement.

9.4	No violations of laws and no defaults

The execution, delivery and performance of this Agreement and the consummation of the transactions hereunder or complying with the provisions of this Agreement will not (i) conflict with or cause violation to effective articles of association or similar organizational documents of the Transferee or the Overseas Company of the Transferee; (ii) cause violation to agreement clauses, conditions or stipulations to which the Transferee or the Overseas Company of the Transferee is a Party; (iii) violate approval documents, orders, laws, regulations or rules applicable to the Transferee or the Overseas Company of the Transferee or their respective properties, except where, in respect of the above (ii) and (iii), such violations and defaults will not, individually or in aggregate cause any Material Adverse Effect on the Transferee or the Overseas Company of the Transferee.

English Translation

9.5	Sufficiency of capital and capability

(a)	The Transferee has sufficient capital and competent capability to pay Domestic Consideration under this Agreement to the Transferors.

(b)	The Transferee and the Overseas Company of the Transferee have sufficient capital and competent capability to pay Overseas Consideration under this Agreement.

9.6	Litigation

There are no pending legal proceedings, arbitration, disputes, or other legal procedures that may cause significant losses or serious disturbances to the current business or operation of the Transferee or the Overseas Company of the Transferee.

9.7	Consents

As to the consummation of the transactions under this Agreement, no consent from any third party granted to the Transferee or the Overseas Company of the Transferee is necessary to be obtained, including the consents under any loan contract, guarantee contract and other material contracts.

X.	Covenants of the Transferors/Existing Shareholders

10.1	Pre-Domestic Closing Covenants

(a)	To make reasonable efforts to satisfy the conditions precedent to the Domestic Share Transfer provided in Article 6, including but not limited to (i) taking necessary measures to ensure the execution and delivery of the documents to which it is a party and the execution and delivery of which is a condition precedent to the Domestic Share Transfer; (ii) affirmatively voting for the Domestic Share Transfer during the shareholder meeting of the Company and procuring other shareholders to agree to and vote for the Domestic Share Transfer; (iii) irrevocably agreeing and undertaking that any previous agreements relating to the identity, rights and obligations of shareholders by and among the Original Shareholders and the Company, including but not limited to the investment contract entered into by and between Shenzhen Capital Group Co., Ltd, Suzhou Green Pine Growth Partnership and the Company on January 14, 2010, shall be automatically terminated on the Domestic Closing Date; and that the Transferors/Existing Shareholders shall procure the New Shareholders Agreement under this Agreement to be properly executed by relevant parties; (iv) making reasonable and necessary efforts to help the Company to complete the registration and filing procedures in connection with the alternations generated from the Domestic Share Transfer transaction with relevant industrial and commercial administration; (v) making every efforts to reach a consensus with the Transferee and the Company on the forms and contents of VIE Agreements, which are to be signed after the Domestic Closing, to memorialize the understanding of the parties with respect to the transfer of the controlling power and other rights of the Company and the IPO; and (vi) in the case of the Existing Shareholders, making every reasonable efforts to reach a consensus with the Transferee or the Overseas Company of the Transferee on the forms and contents of Shareholders Agreement of Cayman Company and Articles of Association of Cayman Company which include the terms and conditions that are substantially equivalent to those of the New Shareholders Agreement (unless then applicable laws require necessary revisions to certain relevant contents).

English Translation

(b)	To make reasonable efforts to (i) cause the Company to continue its business in the same manner as that on or before the date of this Agreement so as to avoid changes detrimental to the operation and financial status of the Company; (ii) allow, or cause to allow, the Transferee and its consultants, upon their written request, to examine the books and records of the Company within reasonable scope, including records, summaries, agreements, licenses and tax related documents; and (iii) cause the Company to comply with applicable laws in all material aspects and to maintain its normal business and business relations with clients, cooperators, creditors and employees.

(c)	To make reasonable efforts to cause the Company to obtain permission from the Transferee (such permission may not be unreasonably rejected or withheld) before carrying out the following matters, unless the Company conducts any such matter in order to make this Agreement effective, satisfy the need of the this Agreement or conduct any such matter in an ordinary course of business: (i) signing any agreement or making any commitment with a value of over RMB 1 million yuan; (ii) signing, revising, terminating any contract/commitment relating to daily business operations with a value of over RMB 1 million yuan, or borrowing money of over RMB 1 million yuan relating to daily business operations, or assuming any other debt of over RMB 1 million yuan; (iii) revising organizational documents and accounting policies of the Company (with the exception of any revisions, stipulations, and regulations required by law); (iv) creating any security interest to secure the performance of any obligations of a third Party, or signing any guarantee, compensation or other agreements to create such security interest in the assets or business of the Company; (v) increasing or decreasing the registered capital of the Company, or commencing any reorganization, bankruptcy or any procedures to terminate the business of the Company; (vi) canceling, exempting, relieving or terminating its claims against any person, or concerning any pending litigation, arbitration and dispute in which the dispute amount is over RMB one million yuan, and commencing any settlement procedure thereof; (vii) selling, leasing, licensing, transferring or disposing any material assets or substantively changing the main business of the Company; or (viii) declaring or distributing any dividends or other distributions.

English Translation

(d)	To make reasonable efforts to cause the Company to make all payment into the required housing reserve fund for the benefit of employees of the Company according to the Shenzhen Provisional Methods for the Management of Housing Reserve Fund.

(e)	To deliver all documents to the Transferee in a timely manner as required to be delivered on and before Domestic Closing Date under this Agreement.

10.2	Pre-Overseas Closing Covenants

Existing Shareholders hereby make the following covenants to the Transferee that the Existing Shareholders will:

(a)	Ensure the creation of the Red-chip Structure and the due incorporation and legal existence of relevant overseas holding companies.

(b)	Make reasonable efforts to fulfill the conditions precedent to the Overseas Share Transfer provided in Article 6, including but not limited to (i) taking necessary measures to ensure that all the documents to which they and their Affiliates are parties (including but not limited to the VIE Agreements) and the execution and delivery of which is a condition precedent to the Overseas Share Transfer, have been duly signed and delivered; (ii) procuring the Overseas Holding Companies of the Existing Shareholders and the Cayman Company to obtain all necessary internal and governmental approvals for the Overseas Share Transfer; (iii) making every reasonable and necessary efforts to completing the registration and filing procedures for the ownership transfer of Overseas Target Shares; and (iv) taking necessary actions to ensure the execution and delivery of the Shareholders Agreement of the Cayman Company and the Articles of Association of Cayman Company, substantially in the same forms and contents as those of the New Shareholders Agreement (unless then applicable laws require necessary revision of the related contents).

English Translation

(c)	Make reasonable efforts (i) to cause the Company to continue its business as it has been conducting as of the signing day to avoid any changes detrimental to the operations and financial status of the Company; and (ii) to cause the Company to comply with applicable laws in all important respects and to maintain its normal business and business relationships with its clients, partners, creditors and employees.

(d)	Make reasonable efforts to cause the Company to obtain permission from the Transferee (such permission may not be unreasonably rejected or withheld) before carrying out the following matters, unless the Company conducts any such matter in order to make this Agreement effective, satisfy the need of the this Agreement or conduct any such matter in an ordinary course of business: (i) signing any agreement or making any commitment with a value of over RMB 1 million yuan; (ii) signing, revising, terminating any contract/commitment relating to daily business operations with a value of over RMB 1 million yuan, or borrowing money of over RMB 1 million yuan relating to daily business operations, or assuming any other debt of over RMB 1 million yuan; (iii) revising organizational documents and accounting policies of the Company (with the exception of revisions, stipulations, and regulations required by law); (iv) creating any security interest to secure the performance of any obligations of a third Party, or signing any guarantee, compensation or other agreements to create such security interest in the assets or business of the Company; (v) increasing or decreasing the registered capital of the Company, or commencing any reorganization, bankruptcy or any procedures to terminate the business of the Company; (vi) canceling, exempting, relieving or terminating its claims against any person, or concerning any pending litigation, arbitration and dispute in which the dispute amount is over RMB one million yuan, or commencing any settlement procedures thereof; (vii) selling, leasing, licensing, transferring or disposing any material assets or substantively changing the main business of the Company; or (viii) declaring or distributing any dividends or other distributions.

English Translation

(e)	Make reasonable efforts to cause the Company to, in the name of the Company, file the latest version of the web-game “Dan Dan Tang” with and obtain the permission on the contents of the game from Ministry of Culture of the PRC.

(f)	Make reasonable efforts to cause the Company to sign a new effective entrusted publication agreement with others concerning the publication of the latest version of the game “Dan Dan Tang”, and complete the filing of the publishing number of the latest version “Dan Dan Tang” with relevant publication administration authority.

(g)	Make reasonable efforts to cause the Company to obtain lawful and valid Internet Publishing Permit.

(h)	Timely submit all necessary documents to the Transferee on and before Overseas Closing Date.

(i)	Unless otherwise agreed in writing by the Transferee, not engage any business competing with the business of the Company when working for the Company and within one year after leaving the Company.

10.3	Post-Overseas Closing Covenants

(a)	Existing Shareholders agree and undertake to and shall procure their relevant Affiliates to properly perform the VIE Agreements, including but not limited to pledging equity interests held by Existing Shareholders in the Company to WFOE within the time limit as required under the VIE Agreements.

(b)	Make reasonable efforts to the full extent to cause an IPO of 7Road Group.

(c)	Existing Shareholders’ commitment under 10.2(i) will continue to be effective.

(d)	Johnny, Cao Kai undertakes to reserve 5.1% of all equity interests in the Company held by him and 5.1% of equity interests in Cayman Company beneficially owned by him through the relevant overseas holding company, all of which will be used for equity incentive grants to employees of 7Road Group and undertakes, at an appropriate time, to implement such employees incentive plan, including but not limited to transferring the foregoing equity interests to employees or holding companies of employees within and without China. The board of directors of 7Road Group after consummation of the transactions contemplated hereunder will decide on any concrete implementation plan; provided however, that (i) the employees of 7Road Group shall not violate then effective laws and regulations by participating in such equity incentive plan and/or receiving equity incentive interests thereunder, and (ii) the creation and implementation of such equity incentive plan shall not cause any adverse effects on the rights and interests of the Transferee or the Overseas Company of the Transferee in 7Road Group.

English Translation

(e)	If 7Road Group has met the legal and financial requirements for an IPO, and plans to effect an IPO, before the effectiveness of the IPO, 7Road Group shall cause the Cayman Company to adopt an employee stock option plan with 10% of the equity interests in the Cayman Company on a diluted basis reserved for issuance under such plan. The names of the grantees and the numbers and exercising price of stock options under the plan will be determined by the Cayman Company and the shareholders of 7Roud Group through friendly consultation.

XI.	Covenants of the Company

11.1	Pre-Domestic Closing Covenants. The Company will:

(a)	As a condition precedent to the Domestic Share Transfer, take all necessary measures to ensure the execution and delivery of the documents to which the Company is a Party;

(b)	Organize shareholders meetings relating to the Domestic Share Transfer and the revision and adoption of the New Articles of Association.

(c)	In connection with the Domestic Share Transfer, complete the registration and filing of such transfer with the competent industrial and commercial administration authority, which shall properly record the ownership of the Transferee in the Company in the registration documents and issue a certificate of capital contribution to the Transferee.

English Translation

(d)	Enter into a Labor Contract with each member of the Management team of the Company, substantially in the form as agreed to before the Domestic Closing by Existing Shareholders and the Transferee.

(e)	The Company shall obtain the permission from the Transferee (such permission may not be unreasonably rejected or withheld) before carrying out the following matters, unless the Company conducts any such matters in order to make this Agreement effective, satisfy the requirements of the this Agreement or conduct such matters in an ordinary course of business: (i) signing any agreement or making any commitment with a value of over RMB 1 million yuan; (ii) signing, revising, terminating any contract/commitment relating to daily business operations with a value of over RMB 1 million yuan, or borrowing money of over RMB 1 million yuan relating to daily business operations, or assuming any other debt of over RMB 1 million yuan; (iii) revising organizational documents and accounting policies of the Company (with the exception of revisions, stipulations, and regulations required by law); (iv) creating a security interest to secure any obligations of a third party, or signing any guarantee, compensation or other agreements to create such security interest in the assets or business of the Company; (v) increasing or decreasing the registered capital of the Company, or commencing any reorganization, bankruptcy or any procedures to terminate the business of the Company; (vi) canceling, exempting, relieving or terminating its claims against any person, or concerning any pending litigation, arbitration and dispute in which the dispute amount is over RMB one million yuan, or commencing any settlement procedures; (vii) selling, leasing, licensing, transferring or disposing any material assets or substantively changing the main business of the Company; or (viii) declaring or distributing any dividends or other distributions.

(f)	File, in its own name, an application of the Company’s latest version of the web-game “Dan Dan Tang” with the Ministry of Culture for its examination and approval.

(g)	File an application for the publishing number of the latest version “Dan Dan Tang” with the relevant press and publication administration authority.

(h)	Make a full contribution to the housing reserve fund for the benefit of employees of the Company according to Shenzhen Provisional Methods for the Management of Housing Reserve Fund.

English Translation

11.2	Pre-Overseas Closing Covenants

(a)	The Company will take all necessary measures to ensure the execution and delivery of the documents (including but not limited to the VIE Agreements), to which the Company is a party and the execution and delivery of which is a condition precedent to the Overseas Share Transfer;

(b)	The confidentiality agreements and non-competition agreements signed between the Company and the members of the Management team or the key employees of the Company shall continue to be effective.

(c)	A third party must first obtain a license or authorization from the Company before such third party uses any intellectual properties of 7Roud Group or conduct any marketing promotion activities with respect to 7road Group’s technology.

11.3	Post-Overseas Closing Covenants

(a)	If 7Road Group has met the legal and financial requirements for an IPO and plans to effectuate an IPO, before the effectiveness of the IPO, 7Road Group shall cause the Cayman Company to adopt an employee stock option plan with 10% of the equity interests in the Cayman Company on a diluted basis reserved for issuance under such plan. The names of the grantees and the numbers and exercising price of stock options under the plan will be determined by the Cayman Company and the shareholders of 7Roud Group through friendly consultation.

(b)	Covenants under Section 11.2 (b) shall continue to be effective.

(c)	The Company agrees and undertakes to properly perform the VIE Agreements and assist relevant parties thereto to complete the transactions or activities contemplated therein, including but not limited to the pledge by each of the Existing Shareholders of all equity interests in the Company held by him or her to WFOE.

XII.	Covenants of the Transferee/the Overseas Company of the Transferee

12.1	Pre-Domestic Closing Covenants

(a)	The Transferee confirms and agrees to the following: (i) the Transferee or its representatives, before signing this Agreement, have conducted an independent due diligence investigation, examination and analysis of the Company’s business, management, assets, legal liability, performance, financial condition, software and technology and have assessed the corporate assets and business. The Transferors/Existing Shareholders and the Company, upon the request of the Transferee or its representatives, have provided the Transferee with the corporate records concerning human resources, assets and real estate properties, as well as the corporate business and operations, for due diligence investigation purposes; (ii) the Transferee has conducted the transactions under this Agreement as a mature participant relying on its independent investigation, examination, analysis as well as related representations by the Transferors and Existing Shareholders, provided that, such independent investigation, examination and analysis by the Transferee will not exempt the Transferors/Existing Shareholders and the Company from their obligations to make representations and warranties to the Transferee and the Overseas Company of the Transferee under this Agreement and to ensure the authenticity, accuracy and completeness of any foregoing representations and warranties. (iii) as for the authenticity, accuracy and completeness of representations and warranties made by the Transferors or Existing Shareholders or the Company under this Agreement, the Transferee may only hold the Transferors or Existing Shareholders or the Company liable for the breach of the representations and warranties made by them under this Agreement and shall not rely on any other representations, guarantees, statements or implications previously made, orally or in writing, by the Transferors or the Existing Shareholders or by any staff, director, employee or representative of the Transferors, Existing Shareholders or the Company with respect to the business or corporate assets of the Company.

English Translation

(b)	To take all necessary measures to ensure the execution and delivery of documents to which it is a party and the execution and delivery of which is a condition precedent to the Domestic Closing;

(c)	To timely deliver all the documents as required to be delivered on or before the Domestic Closing Date.

(d)	To take all reasonable and necessary measures to assist the Transferors in completing the Domestic Share Transfer.

(e)	To pay considerations to the Transferors according to this Agreement.

(f)	To make reasonable efforts to reach a consensus with Existing Shareholders and the Company on the forms and contents of VIE Agreements which are to be signed after Domestic Closing to effect the transfer of control and other rights on the Company and the IPO;

English Translation

(g)	To make reasonable efforts to reach a consensus with Existing Shareholders on the forms and contents of the Shareholders Agreement of the Cayman Company and the Articles of Association of the Cayman Company, which shall have the terms and conditions that are substantially equivalent to those of the New Shareholders Agreement (unless then applicable laws require necessary revisions to relevant contents) .

12.2	Pre-Overseas Closing Covenants

(a)	To take necessary measures to ensure the execution and delivery of the documents (including but not limited to VIE Agreements) to which it is a party and the execution and delivery of which is a condition precedent to the Overseas Share Transfer;

(b)	To take all necessary actions to ensure that the Shareholders Agreement, to which the Overseas Company of the Transferee is a party, and the Articles of Association of Cayman Company, shall have the terms and conditions that are substantially equivalent to those of New Shareholders Agreement (unless then applicable laws require necessary revisions to any such terms).

(c)	Take all reasonable and necessary measures to complete the Overseas Share Transfer.

(d)	Timely deliver all necessary documents to Existing Shareholders or Cayman companies on or before the Overseas Closing Date.

(e)	As for fulfillment of undertakings under 10.2 by Existing Shareholders, if the Transferee, as the shareholder of the Company and with the authority of shareholder, has the need to provide assistance to the Existing Shareholders, the Transferee shall make reasonable efforts to the full extent to assist Existing Shareholders in fulfilling such undertakings.

12.3	Post-Overseas Closing Covenants

(a)	If 7Road Group has met the legal and financial requirements of an IPO and it initiates the process for an IPO after the completion of the Overseas Share Transfer, the Transferee undertakes to make reasonable efforts to the full extent to facilitate the IPO of 7Road Group.

English Translation

(b)	If 7Road Group has met the legal and financial requirements for an IPO and plans to effectuate an IPO, before the effectiveness of the IPO, 7Road Group shall cause the Cayman Company to adopt an employee stock option plan with 10% of the equity interests in the Cayman Company on a diluted basis reserved for issuance under such plan. The names of the grantees and the numbers and exercising price of stock options under the plan will be determined by the Cayman Company and the shareholders of 7Roud Group through friendly consultation.

(c)	The Transferee agrees and undertakes to properly perform the VIE Agreements and assist relevant parties thereto in completing the transactions or activities contemplated therein, including but not limited to the pledge by Existing Shareholders of all equity interests in the Company held by it to WFOE.

XIII.	Corporate Governance

13.1	Shareholders meetings, Board of Directors, supervisors and Management

The Parties agree, after the Domestic Closing, the composition, power, system and operation mechanism of shareholder meetings, board of directors, supervisors and Management of the Company, shall comply with the specific provisions of New Articles of Association and the New Shareholders Agreement and the composition, power, system and operation mechanism of shareholders meetings, the board of directors, supervisors, and Management of 7Road Group shall comply with Articles of Association of Cayman Company and Shareholders Agreement of Cayman companies.

13.2	Audit Report and Financial Statements

The Company undertakes to deliver (i) audited annual financial reports issued by an audit firm recognized by the investors (within seven days after the completion of such audit), and (ii) the unaudited financial statements of the Company for each month, to the members of Board of Directors of the Company.

13.3	Other matters

The Company shall perform its corporate governance functions pursuant to the terms and conditions of the New Articles of Association, the New Shareholders Agreement, the Articles of Association of the Cayman Company, as well as the Shareholders Agreement of the Cayman Company (if the Overseas Closing is consummated).

English Translation

XIV.	Indemnification

14.1	Indemnification

Unless otherwise provided in this Agreement, if one Party (referred to as the “Breaching Party”) fails to fulfill the obligations under this Agreement or makes representations and warranties untrue, inaccurate or misleading, which violates this Agreement, such Breaching Party shall indemnify other non-breaching Parties (referred to as the “Non-Beaching Parties”) for any expenses, losses, liabilities, damage compensation and reasonable expenditures incurred from such breaches, and:

(a)	if the foregoing breach is committed by more than one Party, each Breaching Party shall indemnify for the collective expenses, losses, responsibilities, damages, disbursements and requests with other Breaching Parties on an several basis; and

(b)	indemnifications set forth in Section 14.1 (a) are additional which shall not restrict other rights that may be acquired by the Non-beaching Parties according to this Agreement or applicable laws.

The amount of expenses, losses, liabilities, damages and reasonable expenditures caused by default of one Party to another Party (referred to as the “Amount of loss”) shall be identified according to the enforceable legal documents including judgment, arbitration award, verdict, ruling and decision of punishment relating to the default activities of the Breaching Parties issued by competent court, arbitration authority, other dispute resolution organizations or governmental authorities. If the Amount of Loss cannot be identified through the foregoing way, then the Parties agree to settle the disputes according to Article 16.

The Parties agree that, if the Existing Shareholders will make indemnification based on the above-mentioned causes (subject to the minimum amount of indemnification set out in Section 14.3 and the total amount of indemnification calculated according to the provisions in Sections 14.3 and 14.4), and if the Overseas Consideration has not yet paid, the Overseas Company of the Transferee is entitled to suspend the payment of all or part of the Overseas Consideration due and payable which is equal to the amount of indemnification payable by the Existing Shareholders or the Overseas Holding Companies of the Existing Shareholders. In such case, if the suspended Overseas Consideration is not sufficient to cover the indemnification, the Company, the Transferee or the Overseas Company of the Transferee are entitled to continue to require the Existing Shareholders to undertake the remaining indemnification. For the avoidance of doubt:

English Translation

(1) if any of the indemnification matters under Section 14.1 occurs, within 15 days after the Overseas Company of the Transferee issuing the written notification of indemnification to the Existing Shareholders/the Overseas Holding Companies of the Existing Shareholders, a negotiation between the Transferee/the Overseas Company of the Transferee and the Existing Shareholders/the Overseas Holding Companies of the Existing Shareholders need to be held. In such case, if no consensus can be reached among relevant parties with regarding to whether the Existing Shareholders or the Overseas Holding Companies of the Existing Shareholders is liable for the indemnification as provided in this Section 5.1, or with regarding to all or part of the amount of the suspended payment as provided in the previous paragraph: for the agreed part of the amount of suspended payment and for those not agreed upon but the amount of disputed part thereunder is not over 2 million U.S. dollars, the Overseas Company of the Transferee is entitled to in advance suspend the payment of all such parts from the Overseas Consideration yet paid, provided however, if the total amount of payment being suspended exceeds the amount that shall be suspended according to the arbitration award under the arbitration mechanism provided below, the Overseas Company of the Transferee shall immediately pay the excess suspended amount to the Overseas Holding Companies of the Existing Shareholders; for those not agreed upon and the amount of disputed part thereunder is over 2 million U.S. dollars, the Overseas Company of the Transferee shall not suspend to pay such disputed part unless an arbitration award under the arbitration mechanism provided below regarding the disputed part comes out and then the Overseas Company of the Transferee is entitled to deduct equivalent amount from the due and payable Overseas Consideration accordingly. In case that no consensus on whether any Party is held liable for the indemnification under this Section 14.1 or on all or part of the amount of payment to be suspended or deducted, any Party shall have the right to submit for arbitration according to Section 16.3. The Overseas Company of the Transferee is entitled to deduct equivalent amount from the payable Overseas Consideration according to the amount of indemnification shall be undertaken by Existing Shareholders or the Overseas Holding Companies of the Existing Shareholders under relevant arbitration award.

English Translation

(2) The Overseas Company of the Transferee is only entitled to suspend and deduct the payment from the Overseas Consideration to be paid to each of the Overseas Holding Companies of the Existing Shareholders on a non-joint and several basis, prorated based on their respective proportions in the transferred shares.

Except for the above mentioned agreed matters, the performance of other parts of this Agreement will not be affected during the consultation and arbitration period.

14.2	Term of validity

As for the right of claiming for indemnifications in connection with the representations and warranties that is untrue, inaccurate or misleading under Section 14.1, in terms of the Domestic Closing, it shall be valid within 12 months after the Domestic Closing Date and, in terms of the Overseas Closing, valid within 12 months after Overseas Closing Date.

14.3	Minimum Amount of Indemnification

Apart from the tax liability provided in Section 5.1 of this Agreement, if the cumulative amount of loss caused by defaults of the Transferors or Existing Shareholders (taken as a whole) to the Transferee and the Overseas Company of the Transferee (calculated in total) is not more than 2 million U.S. dollars, there is no need for the Transferors or Existing Shareholders to make the indemnification. If the amount mentioned above is more than 2 million U.S. dollars, the Transferors or Existing Shareholders shall pay all of such loss to the Transferee or the Overseas Company of the Transferee, subject to Section 14.4.

14.4	Limits of Indemnification

As for the liability of indemnification caused by or in connection with the Domestic Share Transfer, the cumulative amount paid by the Transferors according to Article 5 and Section 14.1 shall not be more than 80% of Domestic Consideration and each Transferor shall bear liability of indemnification pro rata its proportion in Domestic Target Shares on several basis.

As for the liability of indemnification cause by or in connection with the Overseas Share Transfer, the cumulative amount paid by Existing Shareholders according to Section 5.1 and Section 14.1 to the Transferee/the Overseas Company of the Transferee shall not be more than 80% of Overseas Consideration and each Existing Shareholder shall bear liability of indemnification prorated based on its proportional interests in the Overseas Target Shares on several basis.

English Translation

Despite of the above, limits of indemnifications of the Transferors/Existing Shareholders may not be higher than 80% of all considerations before tax have been paid by the Transferee/the Overseas Company of the Transferee.

14.5	Other Matters

For the avoidance of doubt, the Transferors, other than the Existing Shareholders, shall be severally responsible for the indemnifications relating to the matters that took place before the Domestic Closing and were attributable to the Transferors, but shall not be responsible for the indemnification due to any debenture, debt, compensation payable by the Company, Existing Shareholders and the Overseas Holding Companies of the Existing Shareholders that are incurred after the Domestic Closing.

For those inconsistencies with the representations and warranties under this Agreement which have been disclosed by the Transferors to the Transferee and the Overseas Company of the Transferee in the side letter signed by and among the Parties on April 22, 2011 or otherwise separately disclosed in writing, the Transferors do not bear any liability of indemnification under Article 5 and this Section 14, and the Transferee/the Overseas Company of the /Transferee shall be considered as waving the rights to hold anyone liable for such violations or inaccuracy.

If losses are incurred to a Non-breaching Party due to breach of contract by a Breaching Party, such Non-breaching Party shall take measures to avoid further loss. If no measures are taken to avoid such further loss, Non-breaching Party shall have no right to claim for such indemnification for any further loss.

XV.	Termination

15.1	Termination due to defaults

(a)	Unless otherwise provided in this Agreement, if any Party violates any material obligations under or provided by this Agreement, or makes any representation and warranty under or provided by this Agreement that are untrue, inaccurate, or misleading (which shall be considered as material breach of this Agreement) and does not rectify its violations within 15 days after receiving written notification (or upon receipt of such notification, if such violations cannot be rectified), any other Party, without prejudice to any other possible existing rights, may notify all the other Parties in writing to terminate this Agreement before the date provided in business license.

English Translation

(b)	Any Party that terminates this Agreement according to Section 15.1 will not affect its rights to hold indemnifying Party liable according to provisions of Article Section14 and applicable laws.

15.2	Termination due to Material Adverse Changes and non-completion of conditions

Without prejudice to any other rights under this Agreement (including but not limited to claiming for the indemnifications of Breaching Parties for defaults of obligations), any Party may notify the other Parties in writing to terminate this Agreement if:

(a)	up to the 120th day after the signing day of this Agreement, any conditions precedent still cannot be met, but not due to the fault, action or inaction or violation of obligations under this Agreement by such Party; or

(b)	if Material Adverse Changes occur before the Domestic Closing Date or Overseas Closing Date, and within 30 days after the issuance of such notification by such Party, relevant Parties fail to reach any mutually acceptable solutions.

Subject to Sections 3.4 (c) and (d), the Parties agree that if foregoing conditions to terminate this Agreement occur and the Domestic Closing has been completed, the effect of completed Domestic Share Transfer shall not be affected.

15.3	Effect of Termination

If any Party terminates this Agreement according to the clauses of this Agreement, all relevant Parties will be exempted from their respective obligations under this Agreement except for Article 7 (Representations and Warranties of the Transferors/Existing Shareholders), Article 8 (Representations and Warranties of the Company), Article 9 (Representations and Warranties of the Transferee/the Overseas Company of the Transferee), Article 14 (Indemnity), Article 15 (Termination), Article 16 (Applicable Law and Settlement of Disputes), Section 17.2 (Notice), Section 17.5 (Entire Agreement, without third party beneficiaries), Section 17.6 (Severability) and Section 17.7 (non-waiving of rights). All above mentioned provisions shall survive and continue in force after the termination of this Agreement.

English Translation

15.4	Delayed interest

If any Party for any reason fails to pay under this Agreement on the due date, it shall, upon the request, pay interests dated from due date up to the actual pay-off day to the Party qualified to accept such payment according to an daily interest rate of the actual pay-off day (according to benchmark interest rate published by People’s Bank of China on that day, but such interest rate may by no means be over daily interest rate of 0.05%) .

XVI.	Applicable Law and Resolution of Disputes

16.1	Applicable law

The effect, interpretations and performance of this Agreement shall be governed by the laws of the People’s Republic of China.

16.2	Consultation

The Parties to this Agreement shall first settle any disputes relating to interpretations or fulfillment of this Agreement through friendly negotiation.

16.3	Arbitration

Unless otherwise provided in this Agreement, if any dispute cannot be settled in a way acceptable to the Parties within 60 days after the first consultation, any Party to the dispute may submit such dispute to the Shanghai branch of the China International Economic and Trade Arbitration Commission (the “CIETAC”) for final settlement through arbitration. Arbitration shall be carried out according to then effective arbitration rules of the CIETEC which are incorporated into herein by reference. The Arbitration tribunal shall consist of three arbitrators with one arbitrator selected by each of the Parties subject to the dispute and the third one appointed by the arbitration tribunal. Arbitration award shall be final and binding upon the relevant Parties.

XVII.	Miscellaneous

17.1	Revision and amendment

According to applicable laws, any clause of this Agreement may be revised, amended and supplemented in writing by the Parties before the Overseas Closing Date (referred to as the “Supplemental Agreement”). If there are any conflicts between the Supplemental Agreement and this Agreement, the Supplemental Agreement shall prevail.

English Translation

17.2	Notice

All notices and other communications under this Agreement shall be made in writing. If such are delivered to a Party by hand or sent by facsimile (must be confirmed), or sent by registered letter, or sent by express mail service (such as express postal service), or through email to the address given for such Party below (or such other address for such Party as shall be specified by like notice to the notifying Party), it shall be deemed delivered or made.

Johnny, Cao Kai

Address: * .

Fax No.: 0755- 86199356

Tel.: *

Zip code: 518057

E-mail: johnny@7road.com

Kent, Yang Zhiyi

Address: *;

Fax No.: 0755- 86199356

Tel.: *

Zip code: 518057

E-mail: kent@7road.com

Justin, Long Chunyan

Address: * ;

Fax No.: 0755- 86199356

Tel.: *

Zip code: 518057

E-mail: justin@7road.com

The symbol ‘ * ’ in this exhibit indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

English Translation

Zeng Liqing

Address: *.

Fax No.: 0755- 86199356

Tel.: *

Zip code: 518057

E-mail:jason@qq.com

Wang Yuan

Address: *.

Fax No.: 0755- 83100068

Tel.: *

Zip code: 518049

E-mail: wangyuan.cn@gmail.com

Liu Tao

Address: * .

Fax No.: 0755- 86199356

Tel.: *

Zip code: 518057

E-mail: eric@itechvc.com

Zhang Jie

Address: *

Fax No.: 0755- 86199356

Tel.: *

Zip code: 518057

E-mail: nineway@gmail.com

Suzhou Green Pine Growth Partnership (Limited)

Address: Room 2805, International Culture Building, No. 3039, Shennan

Zhonglu, Futian District, Shenzhen, China

Fax No.: 0755- 83290622

Tel.: *

Zip code: 518033

E-mail: luofei@pinevc.com.cn

The symbol ‘ * ’ in this exhibit indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

English Translation

Shenzhen Capital Group

Address: 11th floor, Investment Building Hotel, No. 4009, Shennan Road,

central area, Futian District, Shenzhen City

Fax No.: 0755- 82912880

Tel.: *

Zip code: 518048

E-mail: yjin@szvc.com.cn

Ben, Meng Shuqi

Address: *

Fax No.: 0755- 86199356

Tel.: *

Zip code: 518057

E-mail: ben@7road.com

Beijing Gamease Age Digital Technology Co., Ltd.

Address: 2nd floor, East side building, Jing Yan Hotel, No. 29, Shijingshan

Road, Shijingshan district, Beijing

Fax No.: 010- 68870371

Tel.: *

Zip code: 100043

E-mail: alex@cyou-inc.com

Shenzhen 7 Road

Address: B2-B5, 16th floor, YanXiang Technology Building, No. 31, Gao Xin

Zhong Si Road, Nan Shan District, Shenzhen City, .

Fax No.: 0755- 86199356

Tel.: *

Zip code: 518057

E-mail: johnny@7road.com

Overseas Companies of the Transferee:

Address: 2nd floor, East side building, Jing Yan Hotel, No. 29, Shijingshan

Road, Shijingshan district, Beijing

Fax No.: 010- 68870371

Tel.: *

Zip code: 100043

E-mail: alex@cyou-inc.com

The symbol ‘ * ’ in this exhibit indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

English Translation

Overseas Holding Companies of the Existing Shareholders :

Address:

Fax :

Tel.

Zip code:

E-mail:

Information relating to the Overseas Holding Companies of the Existing Shareholders will be supplemented to be part of this Agreement upon establishment of such companies.

17.3	Exhibit

Exhibits, as parts of this Agreement, are equally authentic as this Agreement. Should the Domestic Share Transfer Agreement or the Overseas Share Transfer Agreement attached as the exhibits hereto are inconsistent with this Agreement, this Agreement shall prevail.

17.4	Effectiveness

This Agreement shall become effective immediately upon the execution hereof by the Parties.

17.5	Counterparts

This Agreement is prepared in Chinese. This Agreement has 13 signed original copies with each Party hereto holding one original copy, each copy to have the same legal effect.

17.6	All agreements, without third party beneficiaries

This Agreement: (1) constitutes all and only one agreement reached by the Parties on Domestic Share Transfer Transaction and Overseas Share Transfer Transaction and supersede all previously reached understanding, arrangement or agreement, orally or in writing. (ii) does not intend to grant any rights or relief to anyone other than the Parties to this Agreement.

17.7	Severability

If any clause of this Agreement is found to be invalid or unenforceable after signing of this Agreement or becomes invalid or unenforceable due to any legislative changes, the remaining parts remain unaffected.

English Translation

17.8	Non-waiving of rights

Any Party failing to or delaying the exercise of the rights or power under this Agreement may not be deemed to waive such rights or powers. If any Party exercises any right or power independently or partially, it will not affect the exercise of such rights or powers in the future.

17.9	Assignment

Any Party may not transfer part of or all rights, interests, responsibilities or obligations under this Agreement without prior written consent by other Parties.

English Translation

(This is the signature page of Share Transfer Framework Agreement on transferring 68.258% of shares of Shenzhen 7 Road and its overseas Affiliates. This Agreement is signed by Johnny, Cao Kai, Kent, Yang Zhiyi, Justin, Long Chunyan, Liqing Zeng, Yuan Wang, Tao Liu, Jie Zhang, Ben, Meng Shuqi, Suzhou Green Pine Growth Partnership, Shenzhen Capital Group Co., Ltd, Beijing Gamease Age Digital Technology Co., Ltd., Changyou.com Limited as well as Shenzhen 7 Road.)

Johnny, Cao Kai

Signed by:

English Translation

(This is the signature page of Share Transfer Framework Agreement on transferring 68.258% of shares of Shenzhen 7 Road and its overseas Affiliates. This Agreement is signed by Johnny, Cao Kai, Kent, Yang Zhiyi, Justin, Long Chunyan, Liqing Zeng, Yuan Wang, Tao Liu, Jie Zhang, Ben, Meng Shuqi, Suzhou Green Pine Growth Partnership, Shenzhen Capital Group Co., Ltd, Beijing Gamease Age Digital Technology Co., Ltd., Changyou.com Limited as well as Shenzhen 7 Road.)

Kent, Yang Zhiyi

Signed by:

1

English Translation

(This is the signature page of Share Transfer Framework Agreement on transferring 68.258% of shares of Shenzhen 7 Road and its overseas Affiliates. This Agreement is signed by Johnny, Cao Kai, Kent, Yang Zhiyi, Justin, Long Chunyan, Liqing Zeng, Yuan Wang, Tao Liu, Jie Zhang, Ben, Meng Shuqi, Suzhou Green Pine Growth Partnership, Shenzhen Capital Group Co., Ltd, Beijing Gamease Age Digital Technology Co., Ltd., Changyou.com Limited as well as Shenzhen 7 Road.)

Justin, Long Chunyan

Signed by:

2

English Translation

(This is the signature page of Share Transfer Framework Agreement on transferring 68.258% of shares of Shenzhen 7 Road and its overseas Affiliates. This Agreement is signed by Johnny, Cao Kai, Kent, Yang Zhiyi, Justin, Long Chunyan, Liqing Zeng, Yuan Wang, Tao Liu, Jie Zhang, Ben, Meng Shuqi, Suzhou Green Pine Growth Partnership, Shenzhen Capital Group Co., Ltd, Beijing Gamease Age Digital Technology Co., Ltd., Changyou.com Limited as well as Shenzhen 7 Road.)

Liqing Zeng

Signed by:

3

English Translation

(This is the signature page of Share Transfer Framework Agreement on transferring 68.258% of shares of Shenzhen 7 Road and its overseas Affiliates. This Agreement is signed by Johnny, Cao Kai, Kent, Yang Zhiyi, Justin, Long Chunyan, Liqing Zeng, Yuan Wang, Tao Liu, Jie Zhang, Ben, Meng Shuqi, Suzhou Green Pine Growth Partnership, Shenzhen Capital Group Co., Ltd, Beijing Gamease Age Digital Technology Co., Ltd., Changyou.com Limited as well as Shenzhen 7 Road.)

Yuan Wang

Signed by:

4

English Translation

(This is the signature page of Share Transfer Framework Agreement on transferring 68.258% of shares of Shenzhen 7 Road and its overseas Affiliates. This Agreement is signed by Johnny, Cao Kai, Kent, Yang Zhiyi, Justin, Long Chunyan, Liqing Zeng, Yuan Wang, Tao Liu, Jie Zhang, Ben, Meng Shuqi, Suzhou Green Pine Growth Partnership, Shenzhen Capital Group Co., Ltd, Beijing Gamease Age Digital Technology Co., Ltd., Changyou.com Limited as well as Shenzhen 7 Road.)

Tao Liu

Signed by:

5

English Translation

(This is the signature page of Share Transfer Framework Agreement on transferring 68.258% of shares of Shenzhen 7 Road and its overseas Affiliates. This Agreement is signed by Johnny, Cao Kai, Kent, Yang Zhiyi, Justin, Long Chunyan, Liqing Zeng, Yuan Wang, Tao Liu, Jie Zhang, Ben, Meng Shuqi, Suzhou Green Pine Growth Partnership, Shenzhen Capital Group Co., Ltd, Beijing Gamease Age Digital Technology Co., Ltd., Changyou.com Limited as well as Shenzhen 7 Road.)

Jie Zhang

Signed by:

6

English Translation

(This is the signature page of Share Transfer Framework Agreement on transferring 68.258% of shares of Shenzhen 7 Road and its overseas Affiliates. This Agreement is signed by Johnny, Cao Kai, Kent, Yang Zhiyi, Justin, Long Chunyan, Liqing Zeng, Yuan Wang, Tao Liu, Jie Zhang, Ben, Meng Shuqi, Suzhou Green Pine Growth Partnership, Shenzhen Capital Group Co., Ltd, Beijing Gamease Age Digital Technology Co., Ltd., Changyou.com Limited as well as Shenzhen 7 Road.)

Suzhou Green Pine Growth Partnership (Limited)

Representative appointed by executive partner: Wei Li

Signed by:

7

English Translation

(This is the signature page of Share Transfer Framework Agreement on transferring 68.258% of shares of Shenzhen 7 Road and its overseas Affiliates. This Agreement is signed by Johnny, Cao Kai, Kent, Yang Zhiyi, Justin, Long Chunyan, Liqing Zeng, Yuan Wang, Tao Liu, Jie Zhang, Ben, Meng Shuqi, Suzhou Green Pine Growth Partnership, Shenzhen Capital Group Co., Ltd, Beijing Gamease Age Digital Technology Co., Ltd., Changyou.com Limited as well as Shenzhen 7 Road.)

Shenzhen Capital Group Co., Ltd

Legal representative: Haitao Lin

Signed by:

8

English Translation

(This is the signature page of Share Transfer Framework Agreement on transferring 68.258% of shares of Shenzhen 7 Road and its overseas Affiliates. This Agreement is signed by Johnny, Cao Kai, Kent, Yang Zhiyi, Justin, Long Chunyan, Liqing Zeng, Yuan Wang, Tao Liu, Jie Zhang, Ben, Meng Shuqi, Suzhou Green Pine Growth Partnership, Shenzhen Capital Group Co., Ltd, Beijing Gamease Age Digital Technology Co., Ltd., Changyou.com Limited as well as Shenzhen 7 Road.)

Ben, Meng Shuqi

Signed by:

9

English Translation

(This is the signature page of Share Transfer Framework Agreement on transferring 68.258% of shares of Shenzhen 7 Road and its overseas Affiliates. This Agreement is signed by Johnny, Cao Kai, Kent, Yang Zhiyi, Justin, Long Chunyan, Liqing Zeng, Yuan Wang, Tao Liu, Jie Zhang, Ben, Meng Shuqi, Suzhou Green Pine Growth Partnership, Shenzhen Capital Group Co., Ltd, Beijing Gamease Age Digital Technology Co., Ltd., Changyou.com Limited as well as Shenzhen 7 Road.)

Beijing Gamease Age Digital Technology Co., Ltd.

Legal representative: Tao Wang

Signed by:

10

English Translation

(This is the signature page of Share Transfer Framework Agreement on transferring 68.258% of shares of Shenzhen 7 Road and its overseas Affiliates. This Agreement is signed by Johnny, Cao Kai, Kent, Yang Zhiyi, Justin, Long Chunyan, Liqing Zeng, Yuan Wang, Tao Liu, Jie Zhang, Ben, Meng Shuqi, Suzhou Green Pine Growth Partnership, Shenzhen Capital Group Co., Ltd, Beijing Gamease Age Digital Technology Co., Ltd., Changyou.com Limited as well as Shenzhen 7 Road.)

Changyou.com Limited

Authorized representative: Tao Wang

Signed by:

11

English Translation

(This is the signature page of Share Transfer Framework Agreement on transferring 68.258% of shares of Shenzhen 7 Road and its overseas Affiliates. This Agreement is signed by Johnny, Cao Kai, Kent, Yang Zhiyi, Justin, Long Chunyan, Liqing Zeng, Yuan Wang, Tao Liu, Jie Zhang, Ben, Meng Shuqi, Suzhou Green Pine Growth Partnership, Shenzhen Capital Group Co., Ltd, Beijing Gamease Age Digital Technology Co., Ltd., Changyou.com Limited as well as Shenzhen 7 Road.)

Shenzhen 7Road Technology Co., Ltd.

Legal representative: Johnny Cao

Signed by:

12

English Translation

Exhibit I: Domestic Share Transfer Agreement

13

English Translation

Exhibit II: Overseas Reorganization Plan

14

English Translation

Exhibit III: Overseas Consideration Calculation Standard

Overseas Consideration shall be paid to the Overseas Companies of Existing Shareholders in two annual tranches. Taking US$ 27,303,200 as the benchmark number of the total Overseas Consideration (the “Benchmark Consideration”, 40% of which shall be the portion of Benchmark Consideration for the year of 2011, and the remaining 60% of which shall be the portion of Benchmark Consideration for the year of 2012), and based on the fulfillment status of 7road Group against the target Adjusted Net Profit for each of the years of 2011 and 2012 as audited by PricewaterhouseCoopers, each tranche of Overseas Consideration actually payable shall be calculated according to the formulas set forth in Table II and Table III below, provided that, in any event, each tranche of Overseas Consideration to be paid shall not exceed 120% of the portion of Benchmark Consideration for that year, or, specifically, US$ 13,105,536 for the year of 2011 and US$19,658,304 for the year of 2012.

Table I: Annual target Adjusted Net Profit and annual Benchmark Consideration for the years of 2011 and 2012

Calendar year	Annual Target Adjusted Net Profit	Annual Benchmark Consideration
2011	US$ *	US$ 10,921,280 (40% of the total Benchmark Consideration)
2012	US$ *	US$ 16,381,920 US$ (60% of the total Benchmark Consideration)

Table II: Calculation Standard for the tranche of Overseas Consideration to be paid for the year of 2011

Conditions for the incentive payment for the year of 2011	Amount of the actual Overseas Consideration (relevant portion of Benchmark Consideration is referred to in Table I)
Actual Adjusted Net Profit ≥ US$ * (1)	= ( actual Adjusted Net Profit of the year of 2011 – US$*) / ( target Adjusted Net Profit of year of 2011- US$* ) × the portion of Benchmark Consideration of the year of 2011
Actual Adjusted Net Profit < US$ * (1)	0

The symbol ‘ * ’ in this exhibit indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

15

English Translation

Table III: Calculation Standard for the tranche of Overseas Consideration to be paid for the year of 2012

Conditions for the incentive payment for the year of 2012	Amount of the actual Overseas Consideration (relevant portion of Benchmark Consideration is referred to in Table I)
Actual Adjusted Net Profit ≥ US$ * (1)	= ( actual Adjusted Net Profit of the year of 2012 – US$ *) / ( target Adjusted Net Profit of the year of 2012- US$ *) × the portion of Benchmark Consideration of the year of 2012
Actual Adjusted Net Profit < US$ * (1)	0

(1)

US$ * referred to in the conditions for the incentive payment for the year of 2011, is 70% of the target Adjusted Net Profit of the year of 2011 as set forth in Table I. US$* referred to in the conditions for the incentive payment for the year of 2012 is 70% of target Adjusted Net Profit of the year of 2012 as set forth in Table I.

The symbol ‘ * ’ in this exhibit indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

16

English Translation

Exhibit IV: Overseas Share Transfer Agreement

1

English Translation

Exhibit V: New Articles of Association

2

English Translation

Exhibit VI: New Shareholders Agreement

1

English Translation

Exhibit VII: Legal Opinion

2

English Translation

Exhibit VIII: Labor Contract

3